     As filed with the Securities and Exchange Commission on July 6, 2001

                                               Registration No. 333-____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       MAUCH CHUNK TRUST FINANCIAL CORP.
            (Exact name of Registrant as specified in its charter)

         Pennsylvania                          6021                  23-3042543
         ------------                          ----                  ----------
(State or other jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                               1111 North Street
                        Jim Thorpe, Pennsylvania  18229
                                (570) 325-2265
                  (Address, including Zip Code, and telephone
                 number, including area code, of registrant's
                         principal executive offices)

             Patrick H. Reilly                       With Copies to:
   President and Chief Executive Officer       Dean H. Dusinberre, Esquire
     Mauch Chunk Trust Financial Corp.          Paul F. Wessell, Esquire
             1111 North Street                     Rhoads & Sinon LLP
      Jim Thorpe, Pennsylvania 18229             One South Market Square
              (570) 325-2265                    Harrisburg, PA 17108-1146
  (Name, address, including Zip Code, and            (717) 233-5731
  telephone number, including area code,
of registrant's principal executive offices)

Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after the effective date of the Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

========================================================================================
  Title of each      Proposed      Proposed
    class of          Amount       maximum            maximum         Amount of
  securities to       to be     offering price       aggregate       registration
  be registered     registered   per unit (1)    offering price (1)      fee
----------------------------------------------------------------------------------------
Common Stock,
no par value per    980,346          $16.07         $15,754,160         $3,939
share
========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(f)(2), upon the book value of the 980,346 outstanding shares of common stock of Mauch Chunk Trust Company, par value $1.00, of $16.07 per share as of December 31, 2000, the latest practicable date prior to the date of filing this Registration Statement, and estimated based upon the issuance of a maximum of 980,346 shares of Registrant's common stock, without par value, in the reorganization of Mauch Chunk Trust Company as a subsidiary of Registrant. Registrant will issue one share of common stock in exchange for each share of bank common stock, resulting in the proposed offering price per share equal to the bank's per share book value.

                           MAUCH CHUNK TRUST COMPANY
                               1111 NORTH STREET
                        JIM THORPE, PENNSYLVANIA 18229

July 26, 2001

To the Shareholders of Mauch Chunk Trust Company:

   You are cordially invited to attend the annual meeting of shareholders of Mauch Chunk Trust Company (the "Bank") which will be held on Wednesday, August 15, 2001, at 10:00 A.M. (local time) at The Inn at Jim Thorpe, 24 Broadway, Jim Thorpe, Pennsylvania. At this meeting, in addition to electing three (3) Directors to Class III and ratifying the selection of our independent auditors, you will be asked to consider and vote upon a proposal to approve the formation of a holding company pursuant to a plan of merger and reorganization by which the Bank will become a subsidiary of a one-bank holding company. If the plan of reorganization is approved by the Bank's shareholders and the appropriate regulatory authorities, each Bank shareholder will be entitled to receive one share of the common stock of Mauch Chunk Trust Financial Corp., the proposed holding company, for each share of the Bank's common stock held. The board of directors anticipates that the holding company will continue the Bank's present dividend policy. THE BOARD OF DIRECTORS OF THE BANK RECOMMENDS A VOTE "FOR" THE PLAN OF MERGER AND REORGANIZATION.

   The affirmative vote of the holders of at least two-thirds of the Bank's common stock is necessary to approve the formation of a holding company pursuant to the plan of reorganization. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed return envelope. If you attend the meeting, you may vote in person if you wish, even though you previously returned your proxy card. The attached Notice of the Annual Meeting and this proxy statement provides you detailed information about the matters to be considered at the Annual Meeting. We encourage you to read these materials carefully.


Charles E. Wildoner                     Patrick H. Reilly
Chairman of the Board                   President and Chief Executive Officer
                                _______________

   The proposed reorganization involves elements of risk, which are described under "Risk Factors" beginning on page 8.

   Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, the Pennsylvania Securities Commission nor any other state securities commission has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

   The shares of holding company common stock offered in this document are not deposits or accounts of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
                                _______________

   This Proxy Statement/Prospectus is dated July 26, 2001.

           ________________________________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
           ________________________________________________________

   NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Shareholders of Mauch Chunk Trust Company (the "Bank"), a Pennsylvania bank and trust company, will be held at The Inn at Jim Thorpe, 24 Broadway, Jim Thorpe, Pennsylvania, on Wednesday, August 15, 2001, at 10:00 A.M. (local time) to vote upon the following matters:

               (1) To approve and adopt the plan of merger and reorganization providing for the reorganization of the bank as a wholly-owned subsidiary of Mauch Chunk Trust Financial Corp. through the merger of the Bank with an interim bank and the exchange of each share of the Bank's common stock for one share of the common stock of Mauch Chunk Trust Financial Corp, the proposed holding company. The plan of merger and reorganization is Annex A to the attached Proxy Statement.

               (2) To elect three Directors of the Bank to Class III for a term of three (3) years (see the attached Proxy
          Statement for a list of nominees).

               (3) To ratify the selection of Beard Miller Company LLP as the Bank's independent auditors for the year ending December 31, 2001.

               (4) If necessary, to adjourn the meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting constitute a quorum or to approve the plan of reorganization.

               (5) To act upon such other business as may properly come before the meeting.

   Only shareholders of record at the close of business on July 18, 2001 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting. Please complete, sign, date and return the Proxy as promptly as possible, whether or not you plan to attend the meeting in person, and return it in the enclosed return envelope. The return of the enclosed Proxy will not in any way affect the shareholder's right to attend the Annual Meeting. This Notice and the attached Proxy Statement is being mailed to shareholders on or about the date hereof. We encourage you to read the Proxy Statement carefully.

                                        By Order of the Board of Directors

Jim Thorpe, Pennsylvania                Patrick H. Reilly
July 26, 2001                           President and Chief Executive Officer

                               Table of Contents

                                                                        Page
SUMMARY...............................................................     1
Basic Information.....................................................     1
Questions and Answers About the Proposed Reorganization...............     2
Questions and Answers About Voting at the Annual Meeting..............     5

FORWARD-LOOKING STATEMENTS ...........................................     7

RISK FACTORS..........................................................     8

PER SHARE PRICE INFORMATION...........................................    10

GENERAL INFORMATION ABOUT THE ANNUAL MEETING..........................    10
Time and Place of Annual Meeting......................................    10
Purpose of the Annual Meeting.........................................    10

VOTING PROCEDURES.....................................................    11
Voting Securities and Record Date.....................................    11
Quorum................................................................    12
Vote Required for Approval............................................    12
Solicitation of Proxies...............................................    13
Voting by Proxy and Revocation of Proxies.............................    13

BENEFICIAL OWNERSHIP OF THE BANK'S COMMON STOCK
BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT..............................    14

PROPOSAL NO. 1:  REORGANIZATION OF MAUCH CHUNK
TRUST COMPANY AS THE SUBSIDIARY OF MAUCH CHUNK
TRUST FINANCIAL CORP..................................................    17
Description of Reorganization Procedure...............................    17
Amendment or Termination of the Plan of Merger and Reorganization.....    18
Exchange of Stock.....................................................    18
Exchange of Stock Certificates........................................    19
Failure to Surrender Stock Certificates...............................    19
Reasons for the Proposed Reorganization...............................    19
Dissenters' Rights....................................................    23
Conditions To The Reorganization......................................    26
Closing Date..........................................................    27
Tax Consequences......................................................    27
Trading and Resale of Holding Company Common Stock....................    28
Accounting Treatment..................................................    29

Capitalization........................................................    30
Other Financial Information...........................................    31

DESCRIPTION OF THE HOLDING COMPANY....................................    31
Organization and Description of Business..............................    31
Properties............................................................    32
Management............................................................    32
Executive and Director Compensation...................................    33
Information About Beneficial Ownership of Significant Shareholders,
     Directors and Executive Officers.................................    33
Relationships and Related Transactions................................    33
Directors' and Officers' Indemnification and Limits on Liability......    33
Supervision and Regulation of the Holding Company.....................    34
Permitted Activities..................................................    36
Permitted Activities for Financial Holding Companies..................    41

DESCRIPTION OF THE BANK...............................................    41
History...............................................................    41
Offices...............................................................    42
Description of Business...............................................    42
Competition...........................................................    43
Properties............................................................    43
Supervision and Regulation of the Bank................................    44
Legal Proceedings.....................................................    50
Information as to Nominees and Directors..............................    50
Board Meetings, Compensation of Directors.............................    51
Procedure for Nominating Directors....................................    51
Committees of the Board of Directors..................................    52
Principal Officers....................................................    52
Executive Compensation................................................    52
Executive Supplemental Income Plan....................................    53
Employee Stock Ownership Plan (ESOP)..................................    53
Defined Benefit Pension Plan..........................................    53
Deferred Compensation Plans...........................................    54
Relationship between Officers and Directors and Transactions between
     Officers and Directors and the Bank..............................    54

DESCRIPTION OF THE BANK'S CAPITAL SECURITIES..........................    55
Common Stock..........................................................    55
Comparable Market Prices..............................................    57
Trade Price High's and Low's..........................................    57

DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES...............    58
Common Stock..........................................................    58

Issuance of Additional Securities.....................................    60
Legal Opinion.........................................................    60
Anti-Takeover Effect of Provisions in Articles and Bylaws.............    60

COMPARISON OF SHAREHOLDER RIGHTS......................................    62

FINANCIAL STATEMENTS..................................................    66

PROPOSAL NO. 2:  ELECTION OF BANK DIRECTORS...........................    66

PROPOSAL NO. 3:  RATIFICATION OF SELECTION OF INDEPENDENT
AUDITORS..............................................................    67

OTHER MATTERS.........................................................    67

WHERE YOU CAN FIND MORE INFORMATION...................................    68


Annex A    Plan of Reorganization and Exhibit A, Plan of Merger.......   A-1
Annex B    Articles of Incorporation of Mauch Chunk Trust
           Financial Corp.............................................   B-1
Annex C    Bylaws of Mauch Chunk Trust Financial Corp.................   C-1
Annex D    Statutes Regarding Dissenters' Rights......................   D-1

                                    SUMMARY

     The following summary, including the questions and answers, are designed to help you understand various matters relating to the annual meeting. This summary only highlights information in this document. The remainder of the document and annexes contain more detailed information. We urge you to read the entire document and annexes to fully understand the proposed reorganization and other matters.

     This document constitutes a proxy statement of the bank, Mauch Chunk Trust Company. It is also a prospectus of the proposed holding company, Mauch Chunk Trust Financial Corp., for the shares of common stock of the holding company to be issued to you in exchange for your shares of common stock of the bank if the reorganization is approved.

Basic Information.

     Address/Telephone Number.

     The mailing and physical address of the principal executive offices of Mauch Chunk Trust Financial Corp. and of Mauch Chunk Trust Company is:

                         1111 North Street
                         Jim Thorpe, Pennsylvania 18229

     The telephone number of the holding company and the bank is:

                         (570) 325-2265

     Type of Organization.

     Mauch Chunk Trust Financial Corp., the proposed holding company, is a Pennsylvania business corporation, and Mauch Chunk Trust Company is a Pennsylvania-chartered bank and trust company. The same persons who serve on the board of directors of the bank serve as the holding company's directors. The holding company has no operating history.

     Date, Time and Place of the Annual Meeting.

     Wednesday, August 15, 2001, 10:00 A.M. (local time), at The Inn at Jim Thorpe, 24 Broadway, Jim Thorpe, Pennsylvania.

     Proposals to be Voted upon at the Annual Meeting.

     . To approve and adopt the plan of merger and reorganization providing for the reorganization of the bank as a wholly-owned subsidiary of the new holding company through the merger of the bank with an interim bank and the exchange of each share of the bank's common stock for one share of the common stock of the new holding company. The plan of merger and reorganization is Annex A to this document;

     . To elect three directors to the board of directors of the bank as Class III Directors to serve for a three-year term and until their successors have been duly elected and qualified;

     . To ratify the selection of Beard Miller Company LLP as independent auditors of the bank for the year ending December 31, 2001;

     . If necessary, to adjourn the meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting constitute a quorum or to approve the plan of reorganization; and

     . To transact other business as may properly come before the annual meeting and any adjournment of the meeting

Questions and Answers About the Proposed Reorganization.

     What are you proposing?

     We are asking you to approve a plan of merger and reorganization that would result in the reorganization of the bank into a holding company structure. This plan of reorganization provides for the reorganization of the bank as the wholly owned subsidiary of the new holding company. The reorganization will occur through the merger of the bank into Mauch Chunk Interim Trust Company, the interim bank. Mauch Chunk Interim Trust Company is a Pennsylvania-chartered interim banking institution, organized as the subsidiary of the holding company to facilitate the proposed reorganization.

     Why are you proposing to form a bank holding company?

     In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

     .    Financing,

     .    Engaging in non-banking activities, and

     .    Responding to changes in law.

     What will happen to my stock?

     Upon the completion of the plan of reorganization, all shareholders of the bank, except those who exercise dissenting shareholders' rights, will become shareholders of the holding company and will automatically own one share of the holding company's common stock for each share of common stock of the bank owned prior to the reorganization. Fractional shares of the bank's common stock held in the bank's Employee Stock Ownership Plan, or ESOP, shall automatically be exchanged at the 1-for-1 ratio for holding company common stock, regardless of whether the exchange results in fractional interests in holding company common stock.

     Will I have to turn in my stock certificates?

     You must exchange your stock certificates, bearing the name "Mauch Chunk Trust Company," for new stock certificates, bearing the name "Mauch Chunk Trust Financial Corp." At its option, the holding company may withhold dividends payable after the reorganization to those who have received notification to exchange their stock certificates but have not done so within a reasonable period of time. The holding company will pay any dividends withheld, without interest, upon the surrender of the bank stock certificates.

     In the event that you do not surrender your stock certificates within two years of receiving notification to exchange your certificates, the holding company may sell the shares of holding company common stock that it would otherwise have issued to you. The holding company will hold the net proceeds of the sale in a non-interest bearing account for your benefit. After this sale, you could collect the net sales proceeds upon your surrender of the bank stock certificates.

     Does formation of a holding company affect my federal income taxes?

     The proposed reorganization will be a tax-free reorganization under federal tax laws. The holding company and the bank have obtained a tax opinion on this matter from legal counsel, described in detail on page 27. You will not recognize any gain or loss for federal income tax purposes upon your receipt of the holding company common stock in exchange for your shares of the bank's common stock. However, you will recognize a gain or loss upon the receipt of cash instead of holding company stock if you are a dissenting shareholder. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any state or local tax consequences.

     Will management of the bank change after the reorganization?

     Management of the bank will not change as a result of the reorganization. The current members of the bank's board of directors will continue to serve as members of the bank's board of directors after the reorganization until expiration of their respective terms. Such persons will also serve as the members of the holding company's board of directors. In addition, the executive officers of the bank will also serve as the executive officers of the holding company.

     If the shareholders approve the reorganization, when will it occur?

     We would like to complete the reorganization as soon as possible after the annual meeting. In order to complete the reorganization, the bank, the interim bank and the holding company must obtain regulatory approvals from the Pennsylvania Department of Banking, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System. We received approval from the Department of Banking to charter Mauch Chunk Interim Trust Company on June 5, 2001, and either are preparing to file or have filed the other required applications. If the necessary approvals are issued in time, we anticipate completing the reorganization by December 31, 2001.

     Will I have dissenters' rights of appraisal under Pennsylvania law if I vote against the plan of reorganization and merger?

     You will be entitled to receive cash payment of the fair value of your shares if the reorganization is completed if you:

     .    Do not vote in favor of the plan of merger and reorganization; and

     . Comply with the statutory requirements of Pennsylvania law concerning dissenters' rights of appraisal.

     To be eligible to demand payment for your shares as a dissenter, you must file with the bank, prior to the vote on the proposal, a written notice of intention to demand payment for the fair value of your shares if the reorganization is completed. Voting against the formation of the holding company pursuant to the plan of reorganization at the annual meeting will not perfect a shareholder's dissenter's rights. See "Proposal No. 1: Approval of Reorganization of Mauch Chunk Trust Company as the Subsidiary of Mauch Chunk Trust Financial Corp. - Dissenters' Rights" at page 23.

     Where can I get more information about Mauch Chunk Trust Company?

     A copy of the Annual Report of Mauch Chunk Trust Company for the fiscal year ended December 31, 2000 containing financial statements for that year prepared in accordance with generally accepted accounting principles was previously furnished to shareholders. For your convenience, another copy of this Annual Report is being delivered to all shareholders of the bank with this document. See "Financial Statements" at page 66 and "Where You Can Find More Information" at page 68.

Questions and Answers About Voting at the Annual Meeting.

     Who is entitled to vote?

     Holding the bank's common stock on July 18, 2001, the record date, entitles the holder to attend and vote at the meeting. On the record date, approximately 980,346 shares of the bank's common stock were outstanding. Each share of the bank's common stock entitles its holder to one vote on all matters presented at the meeting.

     The ESOP's trustees, currently our board of directors, are responsible for voting shares held by the ESOP in elections of directors and on matters other than the proposed plan of reorganization. Participants in our ESOP who have shares of the bank's common stock allocated to their ESOP account as of the record date will be entitled to direct the ESOP trustees how to vote the allocated shares on the plan of reorganization. ESOP participants will receive instructions from the Plan administrators on how to give these voting directions to the ESOP trustees.

     How do I vote?

     There are two methods. You may vote by completing and mailing the enclosed proxy form or by attending the annual meeting and voting in person. If you vote by proxy but wish to change your vote prior to the annual meeting, you may do so by following the procedures described at page 11.

     How does discretionary authority apply?

     If you sign your proxy but do not make any selections, you give discretionary authority to the proxy voters to vote on the four proposals. In addition, every proxy gives the proxy holder or person designated to vote discretionary authority to vote on other matters that arise at the meeting of which management is not aware. The proxy voters will not vote any proxy that withholds authority or that is voted against the reorganization in favor of any adjournment of the meeting unless you specifically grant that authority in the your proxy.

     What constitutes a quorum?

     Each matter to be acted upon at the meeting requires the presence of a quorum. As of July 18, 2001, the record date, 980,346 shares of common stock were issued and outstanding. The holders of a majority of the outstanding shares, or more than 490,173 shares, must be present or represented by proxy, in order to establish a quorum. If you vote by proxy or in person, you will be considered part of the quorum.

     What vote is required to approve each proposal?

     . Approval and adoption of the plan of reorganization requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of the bank's common stock. As of the record date, the affirmative vote of the holders of at least 653,564 shares will result in the approval of the proposed reorganization.

     . The three nominees for Class III director of the bank receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. The articles of incorporation of the bank provide for cumulative voting in the election of directors. This means that every shareholder entitled to vote shall have the right to multiply the number of votes to which he or she is entitled by the total number of directors to be elected and may cast the whole number of his or her votes for one candidate or distribute them among any two or more candidates.

     . Any other proposal or business which comes before the meeting requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting, in person or by proxy.

     What percentage of stock do the directors and executive officers own?

     The bank's directors and executive officers were the beneficial owners of approximately 365,985 shares or 37.33% of our common stock as of July 1, 2001.

     Who are the largest principal shareholders?

     As of July 1, 2001, Charles E. Wildoner and Joan C. Wildoner held 14.77% of the outstanding shares of the bank's common stock and Harold A. Queen and Ida M. Queen held 11.07% of the outstanding shares of the bank's common stock.

     Please also refer to "Voting Procedure" at page 11, "Beneficial Ownership of the Bank's Common Stock By Principal Shareholders and Management" at page 14, "Description of the Bank - Information as to Nominees and Directors" at page 50, "- Principal Officers" at page 52 and "- Relationships between Officers and Directors and Transactions between Officers and Directors and the Bank" at page 54 for general information on voting procedures, principal shareholders and management.

                          FORWARD-LOOKING STATEMENTS

     We make forward looking statements in this Proxy Statement/Prospectus that are subject to risks and uncertainties. These forward looking statements include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk and financial and other goals. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" or other similar words or terms are intended to identify forward looking statements.

     These forward looking statements are subject to significant uncertainties because they are based upon or are affected by factors including:

     .    Continued levels of loan quality and origination volume;

     .    Interest rate fluctuations and other economic conditions;

     .    Adverse changes in the economy of our market area;

     .    Competition in product offerings and product pricing;

     .    Continued relationships with major customers;

     .    Future laws and regulations; and

     . Other factors, including those matters discussed in the "Risk Factors" section of this Proxy Statement/Prospectus.

     Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward looking statements. In addition, our past results of operations do not necessarily indicate our future results. We undertake no obligation to publicly update or otherwise revise any forward looking statements, whether as a result of new information, future events or otherwise.

                                 RISK FACTORS

     You should carefully consider the following factors as well as other information contained or incorporated in this document before determining how to vote.

The holding company could issue additional shares of common stock for various corporate purposes, including to delay or prevent a potential acquisition.

     The holding company's authorized capital consists of 3 million shares of common stock. By comparison, the bank has 1.5 million authorized shares of common stock, 980,346 of which are issued and outstanding.

     A large number of authorized shares will generally give the board of directors flexibility to issue additional shares for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, and employee incentive plans. Additional authorized shares could also be used by the board of directors to delay or prevent a third party's attempt to gain control over the holding company. This could be accomplished by issuing new shares to a management-friendly party.

     However, because the holders of shares of the holding company's common stock will have preemptive rights with respect to newly issued shares to the extent provided in the holding company's articles of incorporation and under applicable Pennsylvania law, the flexibility generally afforded to a board of directors by a large number of authorized shares will be more limited than is usual. Preemptive rights are the rights to subscribe for additional shares being offered on a proportional basis to the shareholder's stock ownership. See "Description of the Holding Company's Capital Securities - Common Stock - Preemptive Rights" on page 58.

The holding company's issuance of additional shares of common stock could dilute or depress the value of your shares of the holding company's common stock.

     We anticipate that the holding company will issue approximately 980,346 shares of common stock if the reorganization is completed, and approximately 2,019,654 shares of common stock will remain unissued. Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of the holding company's stock.

     The issuance of additional shares could also dilute the percentage ownership interest and corresponding voting power of the prior shareholders. However, the articles of incorporation of the holding company provide shareholders with preemptive rights that may be applicable depending on the situation. See "Description of Holding Company's Capital Stock - Common Stock - Preemptive Rights" on page 58. Shareholders of the bank do not have preemptive rights.

Anti-takeover provisions could delay or prevent an acquisition.

     The holding company's articles of incorporation and bylaws contain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control by another corporation or persons through a tender offer, merger, proxy contest or similar transaction or series of transactions. These provisions include, but are not limited to, the requirement that any merger, consolidation, dissolution or liquidation of the holding company be approved by at least two-thirds of shareholders entitled to vote. See "Description of the Holding Company's Capital Securities - Anti-Takeover Effect of Provisions in Articles and Bylaws" on page 60.

     Moreover, under the Pennsylvania Business Corporation Law of 1988, strong anti-takeover provisions apply to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934. These anti-takeover provisions will not apply unless and until the holding company is registered under Section 12. Although we do not anticipate that the holding company will be required to register under Section 12 in the near future, the holding company would be required to register its stock under
Section 12 within 120 days of the end of the calendar year in which it has more than 500 shareholders and more than $10 million in assets on a consolidated basis. As of December 31, 2000, the bank had about $197 million in assets and 196 shareholders, and the holding company is expected to have about the same number of shareholders after the reorganization

Reorganizing the bank into a holding company structure will add an additional layer of government regulation that will result in additional costs.

     The bank is already subject to extensive governmental supervision, regulation and control, and the reorganization will result in additional regulation. The holding company must file registration statements with the SEC under the Securities Act of 1933, as well as with state securities commissions under state securities laws, for the offer and sale of its securities to the public. Presently, the bank is exempt from the registration requirements under the 1933 Act and from most state registration requirements because of exemptions for bank securities. These additional filings will entail additional costs, including legal fees if the bank ever issues additional securities, unless an exemption from the additional filings is then available under applicable law.

     The holding company will also be subject to the provisions and restrictions of the Bank Holding Company Act of 1956 and to supervision by the Board of Governors of the Federal Reserve System. It must file an annual report with the Federal Reserve Board, which may also conduct examinations of the holding company. These requirements are designed to protect the safety and soundness of the bank subsidiaries of holding companies. As a result, the holding company will incur legal and other costs. See "Description of the Holding Company - Supervision and Regulation of the Holding Company" on page 34.

                          PER SHARE PRICE INFORMATION

     There has never been an established public trading market for the bank's common stock. Bank common stock is traded over-the-counter and in privately negotiated transactions from time to time. The last reported sale of the bank's common stock of which we are aware prior to the public announcement of the reorganization on June 30, 2000 was a trade of 800 shares at $30.50 per share on April 28, 2000. Prices may include retail markups, markdowns or commissions. Our information may not reflect all trades due to the infrequency of trading and the fact that some trades are private transactions. See page 57 for further information on trading prices.

     Because the holding company was not yet incorporated at the time of the public announcement on June 30, 2000, the holding company's common stock did not have a market value. We anticipate that after the reorganization, the per share market value of the holding company's common stock will approximate the per share market value of the bank's common stock immediately after the reorganization. We anticipate that the holding company common stock will trade on a very limited basis in the local over-the-counter market and in privately negotiated transactions in the same manner as the common stock of the bank has traded.

                 GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of Annual Meeting.

     The board of directors of Mauch Chunk Trust Company, a Pennsylvania-chartered bank and trust company, is furnishing this proxy statement to solicit your proxy for use at the Annual Meeting of Shareholders of the bank and any adjournment or postponement of the meeting. The annual meeting will be held at The Inn at Jim Thorpe, 24 Broadway, Jim Thorpe, Pennsylvania, on Wednesday, August 15, 2001, at 10:00 A.M. (local time).

Purpose of the Annual Meeting.

     At the annual meeting, the board of directors of the bank will request that shareholders:

     . Consider and act upon a proposal to approve and adopt a plan of merger and reorganization providing for

          . the reorganization of the bank as the wholly owned subsidiary of the holding company through the merger of the bank into the interim bank, a Pennsylvania-chartered interim bank and trust company and wholly owned subsidiary of the holding company; and

        . the exchange of each share of common stock of the bank for one share of common stock of the holding company;

     . Elect three directors of the bank as Class III Directors to serve for a three-year term and until their successors are properly elected and qualified;

     . Ratify the selection of Beard Miller Company LLP as independent auditors;

     . If necessary, adjourn the meeting to a later date to permit further solicitation of proxies in the event there are insufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization; and

     . Transact any other business that may properly come before the annual meeting. The board of directors is not aware of any other matters to be presented for action at the annual meeting.

                               VOTING PROCEDURES

Voting Securities and Record Date.

     The board of directors of the bank has fixed July 18, 2001 as the record date for the determination of shareholders of the bank entitled to vote at the annual meeting. On the record date, the bank had issued and outstanding approximately 980,346 shares of common stock, par value $1.00 per share, the only authorized class of stock. Approximately 196 shareholders held these shares of record. Each outstanding share of common stock entitles the record holder to one vote. In the election of directors only, shareholders may cumulate their votes.

      As of the July 1, 2001, the bank's directors and executive officers and their affiliates had the right to vote an aggregate of 398,880 shares, or approximately 40.69%, of the issued and outstanding shares of the bank's common stock entitled generally to vote at the annual meeting in the election of directors and on matters other than the proposed reorganization.

      With respect to the vote on the proposed reorganization, as of July 1, 2001, the bank's directors and executive officers and their affiliates had the right to vote approximately 365,985 shares or approximately 37.33% of the outstanding shares entitled to vote at the annual meeting on the reorganization. This number is less than the number of shares the bank's directors and officers can vote in elections of directors and on general matters because on matters such as the plan of reorganization the participants in the bank's ESOP have the right to direct how shares allocated to their ESOP account are voted. The affirmative vote of 653,564 shares is necessary to approve the reorganization.

Quorum.

     Under Pennsylvania law and the bylaws of the bank, the presence of a quorum is required for each matter to be acted upon at the annual meeting. The holders of a majority of the outstanding shares of common stock, or 490,174 shares, must be present at the meeting, either in person or by proxy, to establish a quorum. For purposes of establishing a quorum, the bank will count as present shareholders represented by proxies marked "withhold" or "abstain." Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes". They are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law. In the absence of a quorum, the board of directors of the bank intends to adjourn the meeting to another place and time without further notice to shareholders, until a quorum is present.

Vote Required for Approval.

     Reorganization Proposal.

     Assuming the presence of a quorum, the required vote for the approval of the reorganization is the affirmative vote of at least two-thirds of the total outstanding shares of common stock. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against the approval and adoption of matters before the meeting. Although abstentions and broker non-votes are not votes cast, they have the practical effect of votes cast against the reorganization proposal.

     If you abstain from voting and do not follow the requirements under Pennsylvania law for dissenters' rights of appraisal, and if at least two-thirds of the outstanding shares of bank common stock vote in favor of the reorganization, you will automatically, without any action on your part, receive one share of holding company common stock in exchange for each share of bank common stock you hold. However, you will be required to surrender your bank stock certificates for holding company stock certificates.

     Election of Directors.

     Assuming the presence of a quorum, the three nominees for Class III director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld and broker non-votes will count neither for nor against the election of a nominee. Only in the election of directors, each shareholder may, in person or by proxy, multiply the number of votes to which he or she may be entitled by the number of directors to be elected. This is known as "cumulative voting." The shareholder may cast all of his or her cumulative votes for one director candidate, or he or she may distribute the votes among any two or more candidates.

     Other Proposals.

     Under the bylaws of the bank, unless otherwise provided by law, a majority of votes cast by shares present, in person or by proxy, is necessary to approve other routine proposals or business properly presented at the meeting, including without limitation, adjourning the meeting if necessary. Although abstentions and broker non-votes do not count either for or against the proposals, they have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Solicitation of Proxies.

     In connection with the solicitation of proxies, the bank will:

     .  Bear the cost of soliciting proxies and

     . Reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable forwarding expenses to the beneficial owners of the stock.

     We estimate that the total amount spent by us on the proxy solicitation will be no more than $15,000. As of July 1, 2001, we have not spent any funds on proxy solicitation.

     The directors, officers and employees of the bank may also solicit proxies personally or by telephone, telegraph, facsimile transmission or other electronic means. The bank will not pay additional compensation for such solicitation.

Voting by Proxy and Revocation of Proxies.

     By properly completing and signing a proxy form, you will be appointing the proxy holders to vote your shares at the annual meeting according to your instructions on the proxy form. If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted:

     . FOR the approval of the formation of a holding company pursuant to the plan of reorganization;

     . FOR the election of the three nominees for Class III directors of the bank named below;

     . FOR ratification of the selection of Beard Miller Company LLP as independent auditors; and

     . FOR the adjournment, if necessary, of the meeting to a later date to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization proposal. However, the proxy holders will not vote any proxy that withholds authority or that is voted against the reorganization in favor of any adjournment of the meeting unless a shareholder specifically grants this authority in the proxy.

     A proxy also gives the persons named as proxy holders the right to vote on other matters incidental to the conduct of the meeting. If other matters are properly brought before the meeting, the proxy voters will vote your proxy in their discretion in a manner they believe is in the best interests of the bank

     Execution and return of the enclosed proxy will not affect your right to attend the annual meeting and vote in person if you are a record holder of shares of our common stock on the record date. A shareholder of the bank who returns a proxy may revoke the proxy prior to the time it is voted:

     . By giving written notice of revocation to Edward J. McElmoyle, Secretary, Mauch Chunk Trust Company, 1111 North Street, Jim Thorpe, Pennsylvania 18229; or

     . By voting in person after giving written notice to the Secretary of the bank.

     Attendance by a shareholder at the annual meeting will not by itself revoke a proxy.

                BENEFICIAL OWNERSHIP OF THE BANK'S COMMON STOCK
                    BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table provides information, as of July 1, 2001, with respect to the following beneficial owners of the bank's common stock:

     . Each shareholder who owns more than 5% of the bank's outstanding common stock, either on the bank's records or indirectly as a "beneficial" owner,

     .  Each director of the bank,

     .  Each nominee for director, and

     .  All bank executive officers and directors as a group.

     We determined beneficial ownership by applying the Regulations of the SEC, which state that a person may be credited with the ownership of common stock:

     . Owned by or for the person's spouse, minor children or any other relative sharing the person's home;

     . Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

     . Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

     Also, a person who has the right to acquire beneficial ownership of shares within 60 days after July 1, 2001, will be considered to own the shares. Unless otherwise indicated, the persons listed own their shares directly as individuals.

                          Amount and Nature of
                         Beneficial Ownership of Percentage of Bank's Common Bank's Common Stock (1) Stock Beneficially Owned (2)
                         -----------------------  -----------------------------

Name and Address of
--------------------
5% Holder:
---------

Charles E. Wildoner and           144,795                   14.77
Joan C. Wildoner
701 North Street
Jim Thorpe, PA 18229

Harold A. Queen and               108,505                   11.07
Ida M. Queen
1001 Centre Avenue
Jim Thorpe, PA 18229

Roger N. Nanovic and               48,027                    4.90
Geraldine Nanovic
57 Broadway
Jim Thorpe, PA 18229

Cede & Co.                         55,038                    5.61
Box #20, Bowling Green Station
New York, NY 10004

     Our ESOP owns 36,983 shares of our common stock or approximately 3.8% of the outstanding shares. In the vote on the reorganization, ESOP participants are entitled to direct the trustees how to vote the shares allocated to their accounts. The ESOP trustees, currently the Board of Directors, votes the shares held by the ESOP in elections of directors.

Name of Individual and
----------------------
Position with Bank:
------------------

Dean E. Beers, Director                    10,026 (3)        1.02

Edward J. McElmoyle, Secretary,            26,195 (4)        2.67
  Treasurer, Director

Roger N. Nanovic II, Director              18,890 (5)        1.93

Cathryn Porambo, Director                   1,867               *

Harold A. Queen, Vice Chairman,           108,505 (6)       11.07
  Director

William R. Reabold, Jr., Director           5,634 (7)           *

Patrick H. Reilly, President/CEO,           5,642 (8)           *
  Director

James E. Smith, Jr., Director              44,431 (9)        4.53

Charles E. Wildoner, Chairman,            144,795 (10)      14.77
  Director

All Executive Officers and                365,985           37.33
Directors as a Group (9 in total)

__________________

*    Represents beneficial ownership of less than 1% of the bank's common stock.

(1) Information furnished by directors and the bank does not include ESOP shares over which the board of directors as a whole has voting authority with respect to the election of directors and other matters other than the reorganization proposal.

(2)  Based on 980,346 outstanding shares of common stock as of July 1, 2001.

(3) Includes 9,705 shares held jointly with spouse and 321 shares held as custodian for Ian S. Beers under the Uniform Gift to Minors Act.

(4) Includes 20,600 shares held individually and 5,595 shares owned by his adult daughter sharing his home.

(5) Includes 18,800 shares held jointly with spouse, Cindy L. Nanovic, 30 shares held by Cindy L. Nanovic as custodian for Christopher A. Nanovic, 30 shares held by Cindy L. Nanovic as custodian for Kimberly M. Nanovic and 30 shares held by Cindy L. Nanovic as custodian for R. Nicholas Nanovic.

(6)  Held jointly with spouse.

(7)  Held jointly with spouse.

(8) Includes 4,088 shares allocated to his ESOP account and 1,554 shares held jointly with spouse.

(9)  Held jointly with spouse.

(10) Held jointly with spouse.


                                PROPOSAL NO. 1:
                  REORGANIZATION OF MAUCH CHUNK TRUST COMPANY
             AS THE SUBSIDIARY OF MAUCH CHUNK TRUST FINANCIAL CORP.

Description of Reorganization Procedure.

     We are asking that you approve a plan of merger and reorganization that would result in the reorganization of the bank as a subsidiary of Mauch Chunk Trust Financial Corp., the proposed holding company. The reorganization involves two steps. First, we incorporated Mauch Chunk Trust Financial Corp. under the Pennsylvania Business Corporation Law of 1988 to be the holding company for the bank, and we have organized Mauch Chunk Interim Trust Company under the Pennsylvania Banking Code of 1965 as its wholly owned subsidiary. Mauch Chunk Trust Financial Corp. is a Pennsylvania business corporation, and Mauch Chunk Interim Trust Company is a Pennsylvania-chartered interim banking institution. Neither the holding company nor the interim bank will conduct any business prior to the reorganization. The boards of directors of the holding company, the interim bank and the bank (which have the same directors) have approved the plan of merger and reorganization. The plan of reorganization, which is attached as Annex A, is hereby incorporated into this document. The holding company, the interim bank and the bank have executed these agreements.

     Next, under the terms of the plan of reorganization, if the bank's shareholders approve the transaction and other conditions are met, the bank will merge into the interim bank on the effective date of the reorganization. The interim bank will survive as the wholly owned subsidiary of the holding company, and change its name to Mauch Chunk Trust Company. At that time, the shareholders of the bank will automatically become shareholders of the holding company. Each whole outstanding share of the bank's common stock will automatically represent one (1) share of the holding company's common stock. The prior shareholders of the bank will cease to have any rights as shareholders of the bank, and their rights will be based solely on their shares of holding company common stock. Alternatively, if demanded in accordance with Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, a shareholder of the bank will have the right to receive cash in the amount of the appraised value of his or her shares of the bank's common stock. See "Dissenters' Rights" on page 23. After the reorganization, the bank will continue its banking business substantially unchanged and under substantially the same management.

     Assuming that no shareholder exercises his or her appraisal rights, the number of shares of the holding company outstanding immediately after the reorganization will equal the number of shares of the bank outstanding prior to the reorganization.

Amendment or Termination of the Plan of Merger and Reorganization.

     The boards of directors of the holding company, the bank and the interim bank may amend the plan of reorganization by mutual consent either before or after approval by the bank's shareholders. However, after approval by the bank's shareholders, no amendments can be made to the provisions relating to the exchange of shares of the bank for shares of the holding company without shareholder approval.

     The boards of directors of the holding company, the bank and the interim bank may terminate the plan of reorganization by mutual consent either before or after approval by the bank's shareholders if the bank's board of directors believes the reorganization would be inadvisable for any other reason.

Exchange of Stock.

     On the day of the reorganization, shareholders of the bank who have not perfected dissenters' rights will automatically become shareholders of the holding company without having to take any action. Generally, they will be deemed to own the same number of shares of the holding company's common stock as they previously owned of the bank's common stock. Each whole outstanding share of the bank's common stock, par value $1.00 per share, will become one (1) share of common stock, without par value, of the holding company. Shares held in the bank's employee stock option plan will also be automatically exchanged for holding company stock at the 1-for-1 ratio, regardless of whether the exchange results in fractional interests in holding company common stock. We anticipate that immediately after the reorganization, each share of common stock of the holding company will have a market value of about the same as that of each share of bank common stock prior to the reorganization.

     You should not interpret the fact that the holding company's stock has no par value as a negative aspect of the exchange. Par value for corporations has little meaning in today's marketplace. In organizing the holding company, we decided not to assign a par value to its common stock in order to provide for cleaner bookkeeping and maximum flexibility. The lack of par value is not likely to affect the market value of the common stock issued in the exchange.

Exchange of Stock Certificates.

     Following the reorganization and until properly requested and surrendered, each outstanding stock certificate of the bank will, for all corporate purposes, represent the number of whole shares of the holding company that the holder would be entitled to receive upon its surrender.

     The bank and the holding company will require that shareholders exchange their present stock certificates, bearing the name "Mauch Chunk Trust Company," for new stock certificates, bearing the name "Mauch Chunk Trust Financial Corp." After the reorganization, the bank and the holding company will send shareholders a notice requiring surrender of the stock certificates of the bank in exchange for stock certificates of the holding company. The holding company may withhold dividends payable after the reorganization from those shareholders who do not exchange their present stock certificates for new stock certificates within a reasonable period of time after receiving the notification to exchange their certificates. The holding company will pay any dividends withheld, without interest, to former shareholders of the bank upon the proper surrender of the bank's common stock certificates.

Failure to Surrender Stock Certificates.

     Shareholders of the bank must surrender their stock certificates within two years of receiving notification to exchange their certificates. In the event that any former shareholder of the bank does not surrender his or her stock certificates within that time, the holding company may sell the shares of holding company common stock that would otherwise have been issued. The bank will hold the net proceeds of the sale, and any previously accrued and unpaid dividends, in a non-interest bearing account for the shareholder's benefit. After this sale, the only right of the holders of the unsurrendered outstanding certificates will be the right to collect the net sales proceeds, cash and accumulated dividends held for their account. Generally, the net proceeds, cash and accumulated dividends will be paid to the former shareholder of the bank, without interest, only upon the proper surrender of the bank's stock certificates.

Reasons for the Proposed Reorganization.

     In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

     .  Financing,

     .  Engaging in non-banking activities,

     .  Responding to changes in law, and

     .  Acquiring other banks.


     Financing.

     In order for the bank to continue to grow, raising additional capital may be necessary. One of the advantages of formation of a holding company is the greater number of alternatives for raising capital. When used, these alternatives as described below may support the growth of the bank and holding company:

     .  Authorized Capital.  The authorized capitalization of the holding
        ------------------
        company is 3 million shares of common stock. Currently, the bank is only authorized to issue up to 1.5 million shares of common stock, with 980,346 shares issued and outstanding. If the plan of reorganization and merger is approved, we anticipate that the holding company will issue approximately 980,346 shares of its common stock in the reorganization. As a result, the holding company would have approximately 2,019,854 authorized but unissued shares of common stock.

        We have no current plans to approve future issuances of additional shares of common stock. However, we have authorized a larger number of shares of common stock so that we have shares available to provide us with additional business and financing flexibility in the future, subject, however, to shareholders' preemptive rights provided in the
        -------  -------
        holding company's articles of incorporation. See "Description of Holding Company's Capital Stock - Common Stock - Preemptive Rights" on page 58. Subject to compliance with shareholders' preemptive rights, if applicable, the board of directors may use the additional shares without further shareholder approval to:

     .  Issue stock dividends and effect stock splits,

     .   Raise capital,

     .   Provide equity incentives to employees, officers or directors,

     .   Establish strategic relationships with other companies,

     . Expand the holding company's business through the acquisition of other businesses, and

          . Oppose a hostile takeover attempt or delay or prevent an acquisition.

          The further issuance of common stock could dilute the voting rights and book value per share of the common stock of the holding company. See "Risk Factors" at page 8. However, the articles of incorporation of the holding company include a provision providing shareholders with certain preemptive rights that, when applicable and if exercised, can prevent such dilution. See "Description of Holding Company Capital Stock - Common Stock - Preemptive Rights" on page 58.

     .    Debt Financing. The ability to incur indebtedness at the holding
          --------------
          company level and to contribute the proceeds to the bank as equity capital provides further flexibility.

     .    Trust Preferred Securities. The issuance of trust preferred securities
          --------------------------
          is another alternative for raising capital. Although the manner in which trust preferred securities are issued is very complicated, the basic form of the transaction is as follows:

          . The holding company creates a special trust subsidiary, usually a Delaware business trust.

          . The subsidiary issues preferred securities to interested investors.

          . The holding company then issues long-term debt to the subsidiary in return for the subsidiary paying to the holding company the proceeds from the sale of the trust preferred securities. The holding company must pay interest to the subsidiary that the subsidiary passes through to the holders of the trust preferred securities.

          The advantages of trust preferred securities to the holding company are that:

          . It qualifies as "Tier 1" capital; a term used by regulators to identify the safest type of capital; and a key factor examined by the holding company's regulators in determining whether a holding company is adequately capitalized.

          . Under current tax law, the holding company's payment of interest to a subsidiary is tax deductible.

          . The issuance of trust preferred securities will not dilute the holding company's common stock equity ownership or earnings per share.

     A bank may not issue trust preferred securities. The holding company structure is necessary to issue such securities. Although we have no plans to issue trust preferred securities at this time, it is possible that we may use this form of financing in the future.


     Non-Banking Activities.

     Under the Bank Holding Company Act of 1956, as amended, with the prior approval of the Federal Reserve Board, the holding company may organize or acquire other businesses related to banking without shareholder approval. The holding company has no present plans to expand in this way. See "Description of the Holding Company - Permitted Activities" on page 36.


     Flexibility in Responding to Changes in Law.

     The holding company structure will generally provide more flexibility in responding to changes in banking and corporate law. For example, the Gramm-Leach-Bliley Act became law in November, 1999. Generally, the law repeals provisions in the Banking Act of 1933, also known as the Glass-Steagall Act, to permit a bank holding company which elects to be a "financial holding company," to engage in any financial activities that are "financial in nature or incidental to such activities," including insurance underwriting, agency and brokerage services and investment banking and securities brokerage services. See "Description of the Holding Company - Permitted Activities" on page 36.


     Bank Acquisitions.

     Although we currently have no plans to acquire other banks, the holding company structure will permit greater flexibility in acquiring other banking institutions in the future, if we decide to do so. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, adequately capitalized and well-managed bank holding companies may acquire banks in any state, subject to deposit concentration limits and approval by the Federal Reserve Board. The Act permits interstate mergers between adequately capitalized and managed banks, subject to approval by the appropriate regulators. The Act further permits the establishment of new branches in another state if the law of the state where the new branch is located expressly permits it. The ability to acquire another bank, either within Pennsylvania or outside Pennsylvania, as an additional subsidiary of the holding company, without merging Mauch Chunk Trust Company and the target bank, provides us with additional options for growth.

Dissenters' Rights.

     General.

     Under the Pennsylvania Banking Code of 1965, which directs that dissenter's rights are governed by the Pennsylvania Business Corporation Law of 1988, shareholders of the bank's common stock have the right to dissent from the merger and reorganization and to obtain payment of the "fair value" of their shares in the event we complete the reorganization.

     If you contemplate exercising your right to dissent, we urge you to read carefully the provisions of the Subchapter 15D of the Pennsylvania Business Corporation Law of 1988, which is included in Annex D and is a part of this document. A discussion of the provisions of the statute is included here. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read both this summary and the full text of the law.

     Send any written notice or demand required concerning your exercise of dissenters' rights to Patrick H. Reilly, President, Mauch Chunk Trust Company, 1111 North Street, Jim Thorpe, Pennsylvania 18229.


     Fair Value.

     The term "fair value" means the value of a share of the bank's common stock immediately before the day of the merger and reorganization, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the reorganization.


     Notice of Intention to Dissent.

     If you wish to dissent, you must:

     . File a written notice of intention to demand payment of the fair value of your shares if the reorganization is completed, prior to the vote of shareholders on the reorganization at the annual meeting;

     . Make no change in your beneficial ownership of stock from the date you give notice through the day of the reorganization; and

     . Not vote your stock for approval of the plan of merger and reorganization, which provides for the merger with respect to which a shareholder may exercise dissenter's rights.

     Voting in favor of the reorganization constitutes a waiver of dissenters' rights of appraisal. Further, neither a proxy marked against approval of the reorganization nor a vote at the annual meeting against approval of the reorganization satisfies the necessary written notice of intention to dissent. A separate written notice must be filed with the bank prior to the vote of shareholders on the reorganization, as described above.


     Notice to Demand Payment.

     If the reorganization is approved by the required vote of shareholders, the bank will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the plan of merger and reorganization. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.


     Failure to Comply with Notice to Demand Payment, Etc.

     You must take each step in the indicated order and in strict compliance with the statute to keep your dissenters' rights. If you fail to follow the steps, you will lose your right to dissent and you will receive one (1) share of the holding company common stock for each share of the bank's common stock that you hold.


     Payment of Fair Value of Shares.

     Promptly after the reorganization, the bank will send dissenters, who have timely filed the demand for payment and deposited their stock certificates, the amount that the bank estimates to be the fair value of the stock. The remittance or notice will be accompanied by:

     . A closing balance sheet and statement of income of the bank for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

     . A statement of the bank's estimate of the fair value of its common stock; and

     . A notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.


     Estimate by Dissenter of Fair Value of Shares.

     If a dissenter believes that the amount stated or remitted by the bank is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to the bank.

If the bank remits payment of the estimated value of a dissenter's stock and the dissenter does not file his or her own estimate within 30 days after the bank mailed its remittance, the dissenter will be entitled to no more than the amount remitted by the bank.


     Valuation Proceeding.

     If any demands for payment remain unsettled within 60 days after the latest to occur of:

     .    The reorganization,

     .    The bank's timely receipt of any demands for payment, or

     . The bank's timely receipt of any estimates by dissenters of the fair value,

then, the bank may file an application, in the Court of Common Pleas of Carbon County, requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

     If the bank fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against the bank, may file an application in the name of the bank at any time within the 30-day period after the expiration of the 60-day period and request that the Carbon County Court determine the fair value of the shares. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid the bank's estimate of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.


     Costs and Expenses.

     The costs and expenses of any valuation proceedings in the Carbon County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against the bank except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be arbitrary, vexatious or in bad faith. In addition, dissenting shareholders generally will be responsible for their own costs and expenses, including, without limitation, the fees and expenses of their own legal counsel and experts.

Conditions To The Reorganization.

     The reorganization will not occur unless the following conditions are met:

     .    Shareholders approve the transaction,

     . The Pennsylvania Department of Banking must approve the organization of the interim bank and the merger of the bank into the interim bank. On June 5, 2001, the Department of Banking approved the organization of the interim bank. The bank will file an application to merge with the interim bank. The Department of Banking must grant approval for the proposed merger prior to completion of the proposed transactions.

     .    Under the Bank Merger Act, the Federal Deposit Insurance Corporation
          (FDIC) must approve the merger of the bank into the interim bank. The bank will file a Bank Merger Act application with the FDIC after the Department of Banking. The FDIC must approve the merger between the bank and the interim bank prior to completion of the proposed transactions.

     . The formation of a bank holding company requires the approval, or letter of non-objection, of the Board of Governors of the Federal Reserve System. The holding company is preparing to file a notice with the Federal Reserve Bank of Philadelphia of its proposal to become a bank holding company.

     In general, the bank regulatory authorities may disapprove this transaction if the reorganization and merger of the interim bank with and into the bank and the reorganization of the bank into a one-bank holding company would not be consistent with sound banking practices or would not be in the public interest.

     In addition, the merger of the interim bank with the bank may not occur for 15 days from the date of the approval by the FDIC. If the United States Department of Justice has issued a challenge on anti-trust grounds, the regulators may extend the waiting period. The merger of the bank with the interim bank and the reorganization of the bank into a one-bank holding company cannot proceed in the absence of these regulatory approvals. We cannot assure that the bank regulatory authorities will issue all necessary approvals for the reorganization and merger, or that they will issue the approvals in a timely manner. If the regulators issue the necessary approvals in time, the bank and holding company anticipates completing the reorganization by December 31, 2001.

     The approval of the bank regulatory authorities reflects only their view that the transaction does not violate the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the banking system. You should not interpret their approval as an opinion by the bank regulatory authorities that the reorganization is favorable to shareholders from a financial point of view or that the terms of the exchange are fair. The bank regulatory authorities' approval is not an endorsement or recommendation of the reorganization and merger.


Closing Date.

     After all regulatory approvals have been issued, the reorganization and the merger of the interim bank into the bank will take place at the time the Pennsylvania Department of Banking files the Articles of Merger with the Pennsylvania Department of State. Presently, the bank plans to request that the Department of Banking file the Articles of Merger by no later than December 31, 2001. The Department of Banking will not file the Articles of Merger until the holders of at least two-thirds of the issued and outstanding shares of common stock of the bank have approved and adopted the plan of reorganization and merger.


Tax Consequences.

     Rhoads & Sinon LLP, special counsel to the bank and holding company, issued a tax opinion dated July 6, 2001, regarding federal tax consequences of the proposed transaction, the contents of which are summarized below. In rendering its opinion, Rhoads & Sinon assumed, among other things, that the reorganization and related transactions will take place as described in the plan of reorganization. The opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this document forms a part. This is only a general description of the material federal income tax consequences of the reorganization. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole and also as to any estate, gift, state, local or foreign tax consequences arising out of this transaction. We do not anticipate that the law will change before closing.

     The following is a summary of the opinion of Rhoads & Sinon LLP and is not binding on the Internal Revenue Service. Under the current provisions of the Internal Revenue Code of 1986, we anticipate that:

     . The bank, the holding company and the interim bank will recognize no gain or loss because of the reorganization;

     . The bank's shareholders will recognize no gain or loss upon the exchange of the bank's common stock solely for the holding company's common stock in accordance with the reorganization, except for that gain or loss recognized due to the receipt of cash which is received by any dissenting shareholder of the bank;

     . The tax basis of the holding company's common stock received by each of the bank's shareholders will be the same as the tax basis of the bank's common stock owned prior to the reorganization by the shareholder; and

     . The holding period of the holding company's common stock received by the bank's shareholders generally will include the holding period of the bank's common stock, provided that the common stock of the bank was held as a capital asset on the date of the exchange.

     In general, under Section 302(a) of the Internal Revenue Code, dissenting shareholders will treat any cash they receive from the bank in redemption of their bank common stock as a capital gain or loss, if the shares are held as a capital asset. Otherwise, the tax law would require shareholders to treat cash as ordinary income. It is possible, however, that the provisions of Section 302(a) will not apply to a particular dissenting shareholder due to rules that treat some shareholders as owning shares actually owned by other individuals and entities, including certain individuals related to the shareholder and certain partnerships, estates, trusts and corporations in which the shareholder has an interest. If these rules apply, the amounts the bank pays to the dissenting shareholder may be taxable as dividends.

     Under current Pennsylvania personal income tax law, shareholders who reside in Pennsylvania will not recognize a gain or loss on the exchange of the bank's common stock for the holding company's common stock, except for shareholders exercising dissenters' rights and except for fractional shares. The holding company's common stock under current Pennsylvania law is not subject to personal property taxes in the various counties of Pennsylvania.

     We urge you to consult your own tax advisors to make an individual appraisal of the federal, state and local income tax and personal property and other tax consequences of the reorganization and the exercise of dissenters' rights.


Trading and Resale of Holding Company Common Stock.

     The bank's shares are sold from time to time in the over-the-counter market and in private transactions. Initially, we do not expect that holding company's common stock will trade on a more frequent basis following the merger. We have no plans to list shares of the holding company's common stock on any stock exchange, although we may do so in the future.

     The holding company is registering its common stock to be issued in the reorganization with the SEC under the Securities Act of 1933. Following the reorganization, former shareholders may freely resell or otherwise transfer their shares, except those former shareholders who are deemed to be "affiliates" of the holding company within the meaning of Rules 144 and 145 under the Securities Act. An affiliate is any person who directly or indirectly controls, is controlled by, or is under common control with the holding company. In general terms, any person who is an executive officer, director or 10% shareholder of the bank at the time of the shareholders' meeting may be deemed to be an affiliate of the bank, and an affiliate of the holding company upon completion of the reorganization for purposes of Rules 144 and 145. This proxy statement/prospectus does not cover resales of shares of the holding company's common stock to be issued to affiliates of the holding company in connection with the transaction.

     The holding company's common stock received by persons who are deemed to be affiliates of the holding company may be resold only:

     .    In compliance with the resale provisions of Rule 145(d);

     . In compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

     .    Pursuant to an effective registration statement filed with the SEC.

     The limitations under Rules 144 and 145(d) will cease to apply in the case of a person who is no longer an affiliate of the holding company and has not been an affiliate of the holding company for at least three months, if a period of at least two years has elapsed since the date the prior former acquired the holding company's shares in the reorganization.


Accounting Treatment.

     Immediately after the reorganization, the consolidated financial statements of the holding company will be substantially equivalent to the bank's financial statements prior to the reorganization. The holding company's parent-only financial statements will reflect its investment in 100% of the shares of the bank's common stock.

Capitalization.

     The capitalization of the bank as of December 31, 2000 was as follows:

                                                             Mauch Chunk
     Prior to Reorganization                                Trust Company
     -----------------------                                -------------

     Number of Shares Authorized:
      Common Stock, par value $1.00 for bank                    1,500,000

     Number of Shares Outstanding:
      Common Stock                                                980,346

     Capital Accounts:
      Common Stock                                            $   980,346
      Capital Surplus                                             911,109
      Retained Earnings                                        13,862,407
      Accumulated Other Comprehensive Income                        3,000
                                                              -----------

     Total Equity Capital                                     $15,756,862
                                                              ===========

     After giving effect to the proposed reorganization, the pro forma consolidated capitalization of the holding company as of December 31, 2000 would have been as follows:

                                                             Mauch Chuck Trust
     After Reorganization (1)                                 Financial Corp.
     --------------------                                     ---------------

     Number of Shares Authorized:
      Common Stock without par value for holding company        3,000,000

     Number of Shares Outstanding:
      Common Stock without par value for holding company          980,346 (2)

     Capital Accounts:
      Common Stock                                            $   980,346
      Capital Surplus                                             911,109
      Retained Earnings                                        13,862,407
      Accumulated Other Comprehensive Income                        3,000
                                                              -----------
     Total Equity Capital                                     $15,756,862 (3)
                                                              ===========
_____________________

(1) Amounts after the reorganization are on a consolidated basis for the holding company and the surviving bank.

(2) Represents the maximum number of shares to be issued to the holders of common stock of the bank as the result of the reorganization. Any fractional bank shares held in the bank's Employee Stock Ownership Plan, or ESOP, shall automatically be exchanged at the 1-for-1 ratio for holding company common stock. The payment of cash to shareholders who exercise their dissenters' rights could reduce the number of outstanding shares the holding company issues.

(3) Total equity capital reflects the capital accounts after payment of an anticipated dividend to the holding company to repay a loan to purchase the shares that provided the funds for the initial capitalization of the interim bank. This borrowing will be through an unaffiliated bank in Pennsylvania at approximately prime rate. The temporary loan would have had no significant pro forma effect, in terms of both total and per share earnings, on the net income of the bank for the fiscal year ended December 31, 2000.


Other Financial Information.

      Immediately following the effective time of the reorganization, the consolidated financial statements of the holding company will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the closing of the reorganization, the holding company will not have commenced operations and will have no material assets or liabilities. Please refer to the bank's 2000 Annual Report, which has been previously furnished to the bank's shareholders and is also being delivered with this document, for additional financial information about the bank.


                      DESCRIPTION OF THE HOLDING COMPANY

Organization and Description of Business.

      We caused the incorporation of the holding company as a Pennsylvania business corporation on May 26, 2000, for the purpose of forming a bank holding company. Copies of the amended and restated articles of incorporation and bylaws of the holding company are attached to this document as Annexes B and C. We recommend that you read them carefully.

      The articles of incorporation of the holding company authorize the issuance of up to 3 million shares of common stock, without par value. Three shares of holding common stock issued to its three incorporators will be retired as part of the reorganization.

      We expect that the primary function of the holding company will be to own all of the bank's common stock. The holding company's profitability will depend on the financial results of its operating subsidiary, the bank. In the future, we may decide to acquire or form additional subsidiaries, which could include other banks.

     At present, the holding company does not own or lease any property and has no paid employees. It will not actively engage in business until after the completion of the proposed reorganization. Until the day of the reorganization, the holding company will use the bank's space and employees without payment. After the reorganization, it will reimburse the bank on a fair and reasonable basis for all services furnished to it and for all expenses which the bank pays on its behalf.


Properties.

     The holding company does not own or lease any properties. For information about properties which the bank owns or leases, see "Description of the Bank - Properties" on page 43.


Management.

     The same persons who serve on the board of directors of the bank also serve on the board of directors of the holding company. See "Description of the Bank
- Information as to Nominees and Directors" on page 50. After the reorganization, the holding company will be the sole shareholder of the bank and will elect the directors of the bank annually to serve for a one year term. The board of directors of the holding company will appoint the officers of the holding company annually.

     The following table provides information about the current officers of the holding company. All of these officers also serve as officers of the bank.

                            Age as of
        Name              July 1, 2001             Position
        ----              ------------             --------

Charles E. Wildoner            75          Chairman of the Board

Harold A. Queen                68          Vice Chairman

Patrick H. Reilly              49          President and Chief Executive Officer

Edward J. McElmoyle            76          Treasurer; Secretary

Executive and Director Compensation.

     Because the holding company was not in existence in 1999, it paid no compensation to its directors and officers for that year. Further, the holding company has paid no compensation to its directors or officers in 2000 or to date in 2001. We anticipate that together the holding company and the bank will pay directors and officers the same compensation which they currently receive, with such increases in the future as may have occurred had the proposed reorganization not occurred. Although the holding company will hold several board meetings each year, we expect the total amount spent on directors for their attendance at board meetings to remain the same as before the reorganization. We do not anticipate the holding company paying its directors separate compensation for their attendance at board meetings, but the bank will continue to compensate directors for their attendance at bank board meetings. See "Description of the Bank - Board Meetings, Compensation of Directors" on page 51.


Information About Beneficial Ownership of Significant Shareholders, Directors and Executive Officers.

     After the reorganization, we anticipate that the percentage ownership of the holding company by each of its significant shareholders, directors and executive officers will be approximately the same as each such individual's percentage ownership of the bank immediately prior to the reorganization. See "Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management" on page 14.


Relationships and Related Transactions.

     The information regarding material relationships between the directors and officers of the bank and transactions between the directors and officers of the bank and the bank also applies to the holding company. Please refer to "Description of the Bank - Relationships between Officers and Directors and Transactions between Officers and Directors and the Bank" on page 54.


Directors' and Officers' Indemnification and Limits on Liability.

     The holding company's bylaws provide for indemnification of its directors, officers, employees and agents against liabilities and expenses incurred in legal proceedings concerning the holding company to the fullest extent permitted under Pennsylvania corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness.

     We expect to extend the bank's present directors' and officers' liability insurance policy to cover the holding company's directors and officers without significant additional cost. This liability policy would cover the typical errors and omissions liability associated with the activities of the holding company. The provisions of the insurance policy would probably not indemnify any of the holding company's officers and directors against liability arising under the Securities Act of 1933. In the opinion of the SEC, indemnification of officers, directors or persons controlling the holding company for liabilities arising under the 1933 Act is against public policy and unenforceable.

     The holding company's bylaws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the company.


Supervision and Regulation of the Holding Company.

     The Securities Act of 1933 - The Offer and Sale of Securities.

     Under the 1933 Act, the holding company will be subject to the jurisdiction of the SEC for matters relating to the offer and sale of its securities unless an exemption is then available under applicable law. Presently, the bank is exempt from the SEC registration requirements and state registration requirements because of exemptions for bank stock. Accordingly, additional issuances of the holding company's stock to raise capital or for dividend reinvestment, stock option and other plans will require registration, absent any exemption from registration. Registration will result in additional costs that the bank does not presently have to incur.

     The Bank Holding Company Act of 1956 - Supervision by the Federal Reserve Board.

     The bank holding company will be subject to regulation by the Pennsylvania Department of Banking and the Federal Reserve Board.

     The holding company is required to file with the Federal Reserve Board an annual report and such additional information as the Federal Reserve Board may require pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Federal Reserve Board may also make examinations of the holding company. The BHC Act requires each bank holding company to obtain the approval of the Federal Reserve Board before it may acquire substantially all the assets of any bank, or before it may acquire ownership or control of any voting shares of any bank if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of such bank.

     Pursuant to provisions of the BHC Act and regulations promulgated by the Federal Reserve Board thereunder, the holding company may only engage in or own companies that engage in activities deemed by the Federal Reserve Board to be so closely related to the business of banking or managing or controlling banks as to be a proper incident thereto, and the holding company must gain permission from the Federal Reserve Board prior to engaging in most new business activities.

     Under the Gramm-Leach-Bliley Act, signed into law in November, 1999, a bank holding company satisfying certain specified conditions may elect to become a "financial holding company." A financial holding company may engage in activities that are "financial in nature or incidental to such activities." See, "Permitted Activities for Financial Holding Companies" on page 41.

     A bank holding company and its subsidiaries are subject to certain restrictions imposed by the BHC Act on any extensions of credit to the bank or any of its subsidiaries, investments in the stock or securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower. A bank holding company and its subsidiaries are also prevented from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.


     Source of Strength Doctrine.

     Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board regulations or both. This doctrine is commonly known as the "source of strength" doctrine.


     Capital Adequacy.

     The Federal banking regulators have adopted risk-based capital guidelines for bank holding companies, such as the holding company. Currently, the required minimum ratio of total capital to risk-weighted assets (including off-balance sheet activities, such as standby letters of credit) is 8%. At least half of the total capital is required to be Tier 1 capital, consisting principally of common shareholders' equity, non-cumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less goodwill. The remainder (Tier 2 capital) may consist of a limited amount of subordinated debt and intermediate-term preferred stock, certain hybrid capital instruments and other debt securities, perpetual preferred stock and a limited amount of the general loan loss allowance.

     In addition to the risk-based capital guidelines, the Federal banking regulators established minimum leverage ratio (Tier 1 capital to total assets) guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of 3% for those bank holding companies which have the highest regulatory examination ratings and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are required to maintain a leverage ratio of at least 1% to 2% above the 3% stated minimum. The holding company and the bank will exceed all applicable capital requirements.


     Interstate Banking.

     Prior to the passage of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, also known as the Interstate Banking Act, the Bank Holding Company Act prohibited a bank holding company located in one state from acquiring a bank located in another state, unless the law of the state where the bank to be acquired was located specifically authorized the acquisition. Similarly, prior law generally prohibited interstate branching by a single bank. The Interstate Banking Act permits an adequately capitalized and adequately managed bank holding company to acquire a bank in another state whether or not the law of that other state permits the acquisition, subject to deposit concentration caps and approval by the Federal Reserve Board. The law permits states to require stricter concentration limitations or to require that the target be in existence for up to 5 years before an out-of-state bank or bank holding company may acquire it. In contrast to interstate acquisitions and mergers, the Interstate Banking Act permits acquisitions of less than all branches of a bank only if the state's laws permit it.

     In addition, under the Interstate Banking Act, an adequately capitalized and well managed bank can engage in interstate expansion by merging with a bank in another state, unless the other state affirmatively opted out of the legislation before June 1, 1997. The Interstate Banking Act also permits the establishment of new branches in another state, but only if a state affirmatively opts in by adopting appropriate legislation.

     Finally, a bank holding company or bank may not acquire a bank outside its home state primarily for the purpose of deposit production, and the transaction must not have a negative impact on the communities that the target bank serves.

Permitted Activities.

     The Federal Reserve Board permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident of banking. The following list includes activities that a holding company may presently conduct:

     . Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others.

     . Any activity used in connection with making, acquiring, brokering, or servicing loans or other extensions of credit, as determined by the Federal Reserve Board. The Board has determined that the following activities are permissible:

          .    Real estate and personal property appraising;

          .    Arranging commercial real estate equity financing;

          .    Check-guaranty services;

          .    Collection agency services;

          .    Credit bureau services;

          .    Asset management, servicing, and collection activities;

          . Acquiring debt in default, if the holding company divests shares or assets securing debt in default that are not permissible investments for bank holding companies within prescribed time periods, and meets certain other conditions; and

          .    Real estate settlement services.

     . Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that:

          .    The lease is a non-operating lease;

          .    The initial term of the lease is at least 90 days;

          . If real property is being leased, the transaction will compensate the lessor for at least the lessor's full investment in the property and costs, with certain other conditions.

     . Operating non-bank depository institutions, including an industrial bank or savings association.

     . Performing functions or activities that may be performed by a trust company (including activities of a fiduciary, agency or custodial nature), in the manner authorized by federal or state law, so long as the holding company is not a bank.

     .    Acting as investment or financial advisor to any person, including:

          . Serving as investment advisor to an investment company registered under the Investment Company Act of 1940;

          . Furnishing general economic information and advice, general economic statistical forecasting services, and industry studies;

          . Providing advice in connection with mergers, acquisitions, divestitures, investments, joint ventures, capital structuring, financing transactions, and conducting financial feasibility studies;

          . Providing general information, statistical forecasting, and advice concerning any transaction in foreign exchange, swaps and similar transactions, commodities, and options, futures and similar instruments;

          . Providing educational courses and instructional materials to consumers on individual financial management matters; and

          . Providing tax planning and tax preparation services to any person.

     .    Agency transactional services for customer investments, including:

          .    Securities brokerage -- Providing securities brokerage services,
               --------------------
               whether alone or in combination with investment advisory services, and incidental activities, including related securities credit activities compliant with Federal Reserve Board Regulation T and custodial services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing.

          .    Riskless-principal transactions -- Buying and selling all types
               -------------------------------
               of securities in the secondary market on the order of customers as a "riskless principal."

          .    Private-placement services -- Acting as agent for the private
               --------------------------
               placement of securities in accordance with the requirements of the Securities Act of 1933 and the rules of the SEC.

          .    Futures commission merchant -- Acting as a futures commission
               ---------------------------
               merchant for unaffiliated persons in the execution and clearance of any futures contract and option on a futures contract traded on an exchange in the United States or abroad, if the activity is conducted through a separately incorporated subsidiary of the bank holding company and the company satisfies certain other conditions.

     .    Investment transactions as principal:

          . Underwriting and dealing in government obligations and money market instruments, including bankers' acceptances and certificates of deposit, under the same limitations applicable if the activity were performed by the bank holding company's subsidiary member banks.

          .    Engaging as principal in:

               .    Foreign exchanges, and

               . Forward contracts, options, futures, options on futures, swaps, and similar contracts, with certain conditions.

          .    Buying and selling bullion, and related activities.

     .    Management consulting and counseling activities:

          . Subject to some limitations, management consulting on any matter to unaffiliated depository institutions, or on any financial, economic, accounting, or audit matter to any other company.

          . Providing consulting services to employee benefit, compensation, and insurance plans, including designing plans, assisting in the implementation of plans, providing administrative services to plans, and developing employee communication programs for plans.

          .    Providing career counseling services to:

               . A financial organization and individuals currently employed by, or recently displaced from, a financial organization;

               . Individuals who are seeking employment at a financial organization; and

               . Individuals who are currently employed in or who seek positions in the finance, accounting, and audit departments of any company.

     .    Support services:

          .    Providing limited courier services; and

          . Printing and selling checks and related items requiring magnetic ink character recognition.

     .    Insurance agency and underwriting:

          . Subject to some limitations, acting as principal, agent, or broker for credit life, accident, health and unemployment insurance that is directly related to an extension of credit by the bank holding company or any of its subsidiaries.

          . Engaging in any insurance agency activity in a place where the bank holding company or a subsidiary of the bank holding company has a lending office and that has a population not exceeding 5,000 or has inadequate insurance agency facilities, as determined by the Federal Reserve Board.

          . Supervising, on behalf of insurance underwriters, the activities of retail insurance agents who sell fidelity insurance and property and casualty insurance on the real and personal property used in the bank holding company's operations or its subsidiaries, and group insurance that protects the employees of the bank holding company or its subsidiaries.

          . Engaging in any insurance agency activities if the bank holding company has total consolidated assets of $50 million or less, with the sale of life insurance and annuities being limited to sales in small towns or as credit insurance.

     . Making equity and debt investments in corporations or projects designed primarily to promote community welfare, and providing advisory services to these programs.

     . Subject to some limitations, providing others financially oriented data processing or bookkeeping services.

     . Issuing and selling money orders, travelers' checks and United States savings bonds.

     . Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments.

          .    Providing tax planning and preparation advice.


Permitted Activities for Financial Holding Companies.

          The Gramm-Leach-Bliley Act amended the Bank Holding Company Act of 1956 to create a new category of holding company - the "financial holding company." To be designated as a financial holding company, a bank holding company must file an application with the Federal Reserve Board. The holding company must be well capitalized and well managed, as determined by Federal Reserve Board regulations and have a "satisfactory" CRA rating. Once a bank holding company becomes a financial holding company, the holding company or its affiliates may engage in any financial activities that are "financial in nature or incidental to such activities." Furthermore, the Federal Reserve may approve a proposed activity if it is "complementary" to financial activities and does not threaten the safety and soundness of banking. The act provides an initial list of activities that constitute activities that are financial in nature, including:

          .    Lending and deposit activities,

          . Insurance activities, including underwriting, agency and brokerage,

          .    Providing financial investment advisory services,

          . Underwriting in, and acting as a broker or dealer in, securities,

          .    Merchant banking, and

          .    Insurance company portfolio investment.

          The primary tool granted the Federal Reserve under the Act is the authority to require that the financial holding company remain well capitalized and well managed.


                            DESCRIPTION OF THE BANK

History.

          Mauch Chunk Trust Company was originally incorporated on August 25, 1902, as a Pennsylvania trust company, and was reorganized as a bank and trust company pursuant to Articles of Amendment approved by the Pennsylvania Department of Banking on January 25, 1971 and filed in the Pennsylvania Department of State on February 1, 1971. Deposits held by the bank are insured by the FDIC to the maximum extent permitted by law. The bank's headquarters and main office are at 1111 North Street, Jim Thorpe, Carbon County, Pennsylvania 18229.

Offices.

          The bank currently has four full-service offices, including its main office, in Carbon County, Pennsylvania, as follows:

          .    Pine Point Plaza, Routes 903 and 534, Albrightsville,

          .    1111 North Street, Jim Thorpe,

          .    Railroad Station, Broadway and Lehigh Avenue, Jim Thorpe, and

          .    184 Market Street, Nesquehoning.

          The bank has automated teller machines, or ATM's, at all of its full-service offices.

          The bank has recently established a trust office at 1202 North Street, Jim Thorpe.


Description of Business.

          The bank provides a wide range of banking services to businesses and individuals, with particular emphasis on serving the needs of the individual consumer. Banking services include:

          .    secured and unsecured financing,

          .    real estate financing,

          .    agricultural financing,

          .    mortgage lending,

          .    checking accounts, and

          .    savings and time deposits.

          The bank's trust department provides a broad range of personal and corporate trust services. It administers and provides investment management services for estates, trusts, agency accounts and employee benefit plans.

          As of December 31, 2000, the bank had:

          .    Total assets of approximately $197.1 million,

          .    Total shareholders' equity of approximately $15.8 million,

          . Total loans receivable, net of allowance for loan losses, of approximately $80.0 million, and

          . Total liabilities of approximately $181.4 million, which includes $122.4 million of deposits.

          On July 1, 2001, the bank had approximately 61 employees, including 49 full-time employees and 12 part-time employees. Management considers relations with our employees to be good.


Competition.

          The bank's primary service area is located in Carbon County, Pennsylvania. Within this service area, the banking business is highly competitive. As of June 30, 2000, eight commercial banks and four savings associations operated offices in Carbon County. Of all financial institutions operating in Carbon County, the bank ranked third in total deposits at June 30, 2000, with 14.51%. Citizens National Bank ranked first with 20.19% and Summit Bank ranked second with 15.12%. The bank also competes with other types of financial institutions, including credit unions, finance companies, brokerage firms, insurance companies and retailers. Deposit deregulation has intensified the competition for deposits among banks in recent years.


Properties.

          Below is a schedule of all the bank's properties, showing the location, whether the property is owned or leased and its use:

                                     Type of
Property Location                   Ownership      Use
-----------------                   ---------      ---

1111 North Street                   Owned          Corporate Headquarters/
Jim Thorpe, PA  18229                              Main Office

Railroad Station                    Leased         Railroad Station Office/
Broadway and Lehigh Avenue                         Branch
Jim Thorpe, PA  18229

Pine Point Plaza                    Leased         Albrightsville Office/
Routes 903 and 534                                 Branch
Albrightsville, PA  18210

184 Market Street                   Leased         Nesquehoning Office/
Nesquehoning, PA  18240                            Branch

1202 North Street                   Owned          Trust Department Office
Jim Thorpe, PA  18229


Supervision and Regulation of the Bank.

     Limitations on Activities and Investments of State Banks.

     A state-chartered bank and its subsidiaries are prohibited under the Federal Deposit Insurance Act from engaging, as principal, in activities not permissible to a national bank and its subsidiaries, unless the FDIC determines the activity poses no significant risk to the Bank Insurance Fund and the state bank is and continues to be adequately capitalized. Similarly, a subsidiary of a state bank may not engage, as principal, in activities impermissible to a subsidiary of a national bank. Similarly, a state bank or its subsidiary generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank.


     Restrictions on Transactions with Affiliates and Insiders.

     The bank also is subject to the restrictions of Sections 23A, 23B
22(g) and 22(n) of the Federal Reserve Act and Regulation O adopted by the Federal Reserve Board ("FRB"). Section 23A requires that loans or extensions of credit to an affiliate, purchases of securities issued by an affiliate, purchases of assets from an affiliate (except as may be exempted by order or regulation), the acceptance of securities issued by an affiliate as collateral and the issuance of a guarantee, acceptance of letters of credit on behalf of an affiliate (collectively, "Covered Transactions") be on terms and conditions consistent with safe and sound banking practices. Section 23A also imposes quantitative restrictions on the amount of and collateralization requirements on such transactions. Section 23B requires that all Covered Transactions and certain other transactions, including the sale of securities or other assets to an affiliate and the payment of money or the furnishing of services to an affiliate, be on terms comparable to those prevailing for similar transactions with non-affiliates.

     Section 22(g) and 22(h) of the Federal Reserve Act impose similar limitations on loans and extensions of credit from the bank to its executive officers, directors and principal shareholders and any of their related interests. The limitations restrict the terms and aggregate amount of such transactions. Regulation O implements the provisions of Sections 22(g) and

22(h) and requires maintenance of records of such transactions by the bank and regular reporting of such transactions by insiders. The FDIC also requires the bank, upon request, to disclose publicly loans and extensions of credit to insiders in excess of certain amounts.


     Pennsylvania Department of Banking and FDIC.

     By virtue of the bank's deposits being insured by the FDIC, the bank is subject to supervision, regulation and examination by both the Department of Banking and the FDIC. In addition, the bank is subject to a variety of local, state and federal laws that affect its operations.

     The laws of Pennsylvania applicable to the bank include, among other things, provisions that (1) require the maintenance of certain reserves against deposits, (2) limit the type and amount of loan activities and (3) limit the payment of dividends. The amount of funds that the bank may lend to a single borrower is limited generally under Pennsylvania law to fifteen percent (15%) of the aggregate of its capital, surplus, undivided profits, loan loss reserves and capital securities of the bank (all as defined by statute and by regulation).

     Applicable Pennsylvania law also requires that a bank obtain the approval of the Department of Banking prior to effecting any merger where the surviving bank would be a Pennsylvania-chartered bank. In reviewing the merger application, the Department considers, among other things, whether the merger would be consistent with adequate and sound banking practices and in the public interest on the basis of several factors, including the potential effect of the merger on competition and the convenience and needs of the area primarily to be served by the bank resulting from the merger. Pennsylvania law prohibits any person or group from acquiring or proposing to acquire more than 10% of the outstanding shares of any bank without the prior approval of the Department of Banking.

     From time to time, various types of federal and state legislation have been proposed that could result in additional regulation of, and restrictions on, the business of the bank. It cannot be predicted whether any such legislation will be adopted or how such legislation would affect the business of the bank. As a consequence of the extensive regulation of commercial banking activities in the United States, the bank's business is particularly susceptible to being affected by federal and state legislation and regulations that may increase the costs of doing business.

     Under the Community Reinvestment Act of 1977 ("CRA"), the FDIC is required to access the record of all financial institutions regulated by it to determine if these institutions are meeting the credit needs of the community (including low and moderate income neighborhoods) which they serve and to take this record into account in its evaluation of any application made by any of such institutions for, among other things, approval of branch or other deposit facilities, office relocation, a merger or an acquisition of bank shares. As required by the CRA, the bank's Board of Directors will adopt a CRA statement describing how the Bank intends to pursue opportunities to address these credit needs in its primary marketing area.

     Under the Bank Secrecy Act (the "BSA"), banks and other financial institutions are required to report to the Internal Revenue Service currency transactions of more than $10,000 or multiple transactions of which a bank is aware in any one day that aggregate in excess of $10,000. Civil and criminal penalties are provided under the BSA for failure to file a required report, for failure to supply information required by the BSA or for filing a false or fraudulent report.


     FDICIA.

     In 1991, the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") was signed into law. FDICIA established five different levels of capitalization of financial institutions, with "prompt corrective actions" and significant operational restrictions imposed on institutions that are capital deficient under the categories. The five categories are: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

     To be considered well capitalized, an institution must have a total risk-based capital ratio of at least 10%, a Tier 1 risk-based capital ratio of at least 6%, a leverage capital ratio of 5%, and must not be subject to any order or directive requiring the institution to improve its capital level. An institution falls within the adequately capitalized category if it has a total risk-based capital ratio of at least 8%, a Tier 1 risk-based capital ratio of at least 4%, and a leverage capital ratio of at least 4%. Institutions with lower capital levels are deemed to be undercapitalized, significantly undercapitalized or critically undercapitalized, depending on their actual capital levels. In addition, the appropriate federal regulatory agency may downgrade an institution to the next lower capital category upon a determination that the institution is in an unsafe or unsound condition, or is engaged in an unsafe or unsound practice. Institutions are required under FDICIA to closely monitor their capital levels and to notify their appropriate regulatory agency of any basis for a change in capital category. The holding company and the bank exceed the minimum capital levels of the well capitalized category.

     Regulatory oversight of an institution becomes more stringent with each lower capital category, with certain "prompt corrective actions" imposed depending on the level of capital deficiency.


     Other Provisions of FDICIA.

     Each depository institution must submit audited financial statements to its primary regulator and the FDIC, which reports are made publicly available. In addition, the audit committee, if any, of each depository institution must consist of outside directors and the audit committee at "large institutions" (as defined by FDIC regulation) must include members with banking or financial management expertise. The audit committee at "large institutions" must also have access to independent outside counsel. In addition, an institution must notify the FDIC and the institution's primary regulator of any change in the institution's independent auditor, and annual management letters must be provided to the FDIC and the depository institution's primary regulator. The regulations define a "large institution" as one with over $500 million in assets, which does not include the bank. Also, under the rule, an institution's independent auditor must examine the institution's internal controls over financial reporting.

     Under FDICIA, each federal banking agency must prescribe certain safety and soundness standards for depository institutions and their holding companies. Three types of standards must be prescribed: asset quality and earnings, operational and managerial, and compensation. Such standards would include a ratio of classified assets to capital, minimum earnings, and, to the extent feasible, a minimum ratio of market value to book value for publicly traded securities of such institutions and holding companies. Operational and managerial standards must relate to: (i) internal controls, information systems and internal audit systems, (ii) loan documentation, (iii) credit underwriting,
(iv) interest rate exposure, (v) asset growth, and (vi) compensation, fees and benefits.

     Provisions of FDICIA relax certain requirements for mergers and acquisitions among financial institutions, including authorization of mergers of insured institutions that are not members of the same insurance fund, and provide specific authorization for a federally chartered savings association or national bank to be acquired by an insured depository institution.

     Under FDICIA, all depository institutions must provide 90 days notice to their primary federal regulator of branch closings, and penalties are imposed for false reports by financial institutions. Depository institutions with assets in excess of $250 million must be examined on-site annually by their primary federal or state regulator or the FDIC.

     FDICIA also sets forth Truth in Savings disclosure and advertising requirements applicable to all depository institutions.


     Interstate Banking.

     The bank may engage in interstate banking. See "Description of the Holding Company - Supervision and Regulation - Interstate Banking."


     Monetary Policy.

     The earnings of the bank are affected by the policies of the Federal Reserve Board because bank profitability is principally dependent upon interest rate differentials. An important function of the Federal Reserve System is to regulate the money supply and interest rates. Among the instruments used to implement those objectives are open market operations in United States government securities and changes in reserve requirements against member bank deposits. These instruments are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect rates charged on loans or paid for deposits.

     The Federal Reserve Board requires all depository institutions, such as the bank, to maintain reserves against their net transaction accounts (primarily NOW, Super NOW and checking accounts) and non-personal time deposits. As of the date of this document, reserves of 3% must be maintained against net transaction accounts of $51.9 million or less, except that no reserves are required against the first $4.0 million of net transaction accounts, and reserves of 10% must be maintained against net transaction accounts in excess of $51.9 million. No reserves are currently required against non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy applicable liquidity requirements. Because required reserves must be maintained in the form of vault cash or a non-interest bearing account at a Federal Reserve Bank, however, the effect of the reserve requirements is to reduce an institution's interest earning assets.

     The monetary policies and regulations of the United States Government and its agencies have had a significant effect on the operations of commercial banks in the past and are expected to continue to do so in the future. The effects of such policies upon the future business, earnings and growth of the bank cannot be predicted.


     Securities Regulation.

     Upon attaining more than 500 shareholders and $10 million in assets, a company must register its securities under Section 12 of the Securities Exchange Act of 1934. A registered company is subject to the General Rules and Regulations of the SEC for companies registered under the 1934 Act. These rules and regulations relate to periodic financial reporting, reporting to shareholders, proxy solicitation and insider trading. Banks must also register under Section 12 if they meet the above described thresholds. However, banks file their reports, proxy statements and other information with their primary federal bank regulator, rather than the SEC. The bank does not currently have its securities registered under the 1934 Act and is not subject to its reporting requirements.

     Presently, the bank is also exempt from the registration requirements under the 1933 Act and state securities laws because of exemptions for bank securities. The 1933 Act requires the registration with the SEC of securities that are publicly issued, absent an exemption. The holding company will generally be subject to the registration requirements of the 1933 Act.

     Finally, under the Gramm-Leach-Bliley Act, discussed below, the broker/dealer exemption formerly enjoyed by banks contained in the 1934 Act was repealed, with the result that banks must comply with SEC broker/dealer registration requirements if they engage in securities activities requiring such registration. Several exemptions will continue to apply to a bank for traditional transactions, such as trust activities.

     The Gramm-Leach-Bliley Act.

     On November 12, 1999, the Gramm-Leach-Bliley Act was signed into law.
This financial services reform law has had and will continue to have a significant impact on all financial institutions, including banks. The impact of the act is two-fold. First, the act has swept away much of the regulatory structure established in the 1930's under the Glass-Steagall Act. The law creates opportunities for banks, other depository institutions, insurance companies, and securities firms to enter into business combinations that permit a single financial services organization to offer customers a complete array of financial products. The result will be increased competition in the market place for banks and other financial institutions, tempered by an enhanced ability to compete in this new market. Banks, insurance companies and securities firms may now affiliate through a "financial holding company" and engage in a broad range of activities authorized by the Federal Reserve Board and the Department of Treasury. The new activities that the act permits for financial holding companies and their affiliates are those that are financial in nature or incidental to financial activities, including insurance underwriting, investment banking, investment advisory services and securities brokerage services. The Federal Reserve maintains the authority to require that the financial holding company remain well capitalized and well managed.

     In addition, national banks are authorized to conduct these activities through "financial subsidiaries," under the supervision of the Department of Treasury's Office of the Comptroller of the Currency, except that national bank subsidiaries may not engage in insurance underwriting, merchant banking, insurance company portfolio investment, or real estate investment and development.

     Secondly, the act has altered the regulatory boundaries for all financial services organizations, including the bank. By repealing an exemption from SEC broker/dealer registration formerly enjoyed by banks for their securities activities, the act adds a potential layer of SEC regulation to the bank's regulatory structure. For national banks, state insurance regulators are now able to license and regulate their insurance activities, as the act provides that state insurance law will apply to national banks engaged in the underwriting and sale of insurance products.


     New Legislation.

     Proposed legislation is introduced in almost every legislative session that would dramatically affect the regulation of the banking industry. At this time, we cannot predict whether or not Congress will enact legislation and what effect the legislation might have on the bank.

Legal Proceedings.

     The nature of the bank's business generates some litigation involving matters arising in the ordinary course of business. In the opinion of management of the bank, however, no legal proceedings are pending, which, if determined adversely to the bank, would materially affect the bank's profits or financial condition. There are no proceedings pending other than ordinary routine litigation incidental to the business of the bank. In addition, to management's knowledge, no government authorities have initiated or contemplated any material legal actions against the bank.


Information as to Nominees and Directors.

     The bank's board of directors presently consists of 9 members, approximately one-third of whom shareholders elect annually to serve for a term of three years. The same directors who serve on the bank's board of directors also currently serve on the holding company's board of directors. After the reorganization, the shareholders of the bank will become shareholders of the holding company and will elect the board of directors of the holding company. The holding company will be the sole shareholder of the bank and will elect the bank's board of directors. It is possible that in the future the membership of the holding company's board and the bank's board may differ. The following table provides selected information about the directors of the bank, as of July 1, 2001:

                                                  Year
                                                 Current    Age as
                                                  Term    of July 1,     Principal Occupation        Director of
Name                                             Expires     2001        for last Five Years         Bank Since
----                                             -------     ----        --------------------------  -----------
The following three Class III
directors are also nominees
for Class III directors, to
serve until 2004:

CLASS III
---------

Patrick H. Reilly                                   2001      49         President/CEO, Mauch            1994
                                                                         Chuck Trust Company

Charles E. Wildoner                                 2001      75         Retired                         1966

Edward J. McElmoyle                                 2001      76         Secretary/Treasurer, Mauch      1988
                                                                         Trust Company, Owner
                                                                         Ned's Cleaners

The following Class I and Class II directors are currently serving three year terms:

CLASS I
-------
Roger N. Nanovic II         2002  46  Attorney                  1985

Cathryn Porambo             2002  48  President, Wildoner       2000 (1)
                                      Insurance Agency, Inc.

James E. Smith, Jr.         2002  59  Estimator, Haines &       2000 (2)
                                      Kibblehouse

CLASS II
--------

Harold A. Queen             2003  68  Retired                   1966

William R. Reabold, Jr.     2003  63  Owner, Reabold Coal &     1991
                                      Building Supplies, Inc.

Dean E. Beers               2003  45  Owner, BMT Beers          2000 (1)
                                      Machine & Tooling

____________________
(1) Appointed by the Board to fill vacancy caused by increase in number of directors.

(2) Appointed by the Board to fulfill the term of Ray W. Reitz who resigned from the Board April 5, 2000.


Board Meetings, Compensation of Directors.

     The board of directors held 47 regular meetings in 2000. Each of the directors attended at least 75% of the combined total number of meetings of the board of directors and the committees of which he or she was a member. During 2000, the bank paid each director, including Mr. Reilly, a monthly fee of $800. The chairman of the board is paid an additional annual fee of $2,500 and the vice chairman, vice president and secretary/treasurer are each paid an additional annual fee of $750. Each director also receives $175 for attendance at the annual reorganization meeting. In the aggregate, the bank paid the board of directors $110,215 for all services rendered as directors in 2000.


Procedure for Nominating Directors.

     The bank does not have a nominating committee. The entire board of directors selects nominees for director.

Committees of the Board of Directors.

     The bank board of directors does not have any committees.


Principal Officers.

     The following table shows selected information about the principal officers of the bank. The board of directors elects the officers for one-year terms, and the board has the discretionary authority to remove these individuals from office.

                                                                     Age
                           Office and                  Bank         as of
                            Position        Held      Employee     July 1,
Name                      with the Bank     Since      Since        2001
----                      -------------     -----     --------     -------
Patrick H. Reilly         President/CEO      1994       1991         49

Executive Compensation.

     The following table provides the annual compensation for services in all capacities to the bank for the fiscal years ended December 31, 2000, 1999 and 1998, for the chief executive officers of the bank at December 31, 2000. No other officers had total annual salary and bonus exceeding $100,000.


                           Summary Compensation Table
                           --------------------------

                                           Annual Compensation
                                 --------------------------------------       All
                                                              Other          Other
                                                              Annual        Compen-
Name and Principal                        Salary    Bonus     Compen-       sation
Position                         Year      ($)       ($)      sation (1)    ($) (2)
------------------               ----     ------    -----    ----------     -------
Patrick H. Reilly                2000     98,000    13,619     18,367        2,745
                                 1999     92,000    19,794     17,997        1,442
                                 1998     87,500    15,525     18,023        3,950

--------------------
(1) Represents annual payments received as director fees and payment for automobile usage.

(2) Represents the aggregate of the value of the shares contributed on his behalf to the ESOP and accruals on his behalf under the ESI Plan described below.

Executive Supplemental Income Plan.

     The bank has implemented a non-qualified Executive Supplemental Income
(ESI) Plan for a certain group of officers. Under the provisions of the ESI Plan, the participating officers have executed agreements providing to each officer a retirement annuity benefit, or their beneficiary a salary continuation benefit in the event of pre-retirement death. The Plan is funded by life insurance carried on the lives of these officers.


Employee Stock Ownership Plan (ESOP).

     In 1987, the bank established an Employee Stock Ownership Plan (ESOP), which is a non-contributory plan (which means that it is not founded by employee monies) established to acquire shares of the bank's common stock for the benefit of all employees of the bank. Contributions to the Plan are determined by the bank's Board of Directors. At December 31, 2000, 36,983 shares of the bank's common stock were held by the Plan. In the event a Plan participant desires to sell shares of the bank's stock allocated to their account under the Plan, or for certain employees who elect to diversify their account balances, the bank may be required to purchase the shares from the participant at their fair market value.


Defined Benefit Pension Plan.

     The bank has a non-contributory defined benefit pension plan covering substantially all employees. Benefits are based on the employee's compensation and years of service. The bank's funding policy is to contribute annually amounts not to exceed the maximum amount deductible for federal income tax purposes. The following table illustrates annual pension benefits at age 65 under the most advantageous plan provisions available at various levels of compensation and years of service.

                               YEARS OF SERVICE

Compensation        10         15         20        25        30        35
------------        --         --         --        --        --        --
   20,000          2,250      3,375      4,500     5,625     6,750     7,875
   30,000          3,700      5,550      7,400     9,250    11,100    12,950
   40,000          5,150      7,725     10,300    12,875    15,450    18,025
   60,000          8,050     12,075     16,100    20,125    24,150    28,175
   80,000         10,950     16,425     21,900    27,375    32,850    38,325
  100,000         13,850     20,775     27,700    34,625    41,550    48,475
  120,000         16,750     25,125     33,500    41,875    50,250    58,625
  140,000         19,650     29,475     39,300    49,125    58,950    68,775
  160,000         22,550     33,825     45,100    56,375    67,650    78,925

     As of December 31, 2000, Mr. Reilly had 10 years of credited service.

Deferred Compensation Plans.

     The bank has established several deferred compensation plans for participating directors. Under these plans, the bank will make deferred income payments for a ten-year period generally beginning at age 65, or at death if earlier. To informally fund benefits under these plans, the bank is the owner and beneficiary of life insurance policies on the lives of the participating directors.


Relationship between Officers and Directors and Transactions between Officers and Directors and the Bank.

     Family Relationships.

     Cathryn Porambo, a director, is the daughter of Charles E. Wildoner, a director and Chairman of the Board.

     Roger N. Nanovic, II, a director, is a partner at Nanovic Law Offices which is solicitor to the bank. Additionally, Roger N. Nanovic, II, is the son of Roger N. Nanovic, who is the beneficial owner of approximately 5.0% of the bank's common stock.


     Indebtedness of Management.

     Except as described below, the bank has not entered into and does not intend to enter into any material transactions with any director or executive officer of the bank or their associates.

     The bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its officers, directors, principal stockholders, their immediate families and affiliated companies, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons were indebted to the bank for loans totaling $984,000 at December 31, 2000. During 2000, $494,000 of new loans and $106,000 in repayments were made.

                 DESCRIPTION OF THE BANK'S CAPITAL SECURITIES

Common Stock.

     The Mauch Chunk Trust Company is authorized to issue 1,500,000 shares of common stock, par value $1.00 per share, of which 980,346 shares were issued and outstanding as of December 31, 2000. No other shares were issued or outstanding. The bank is not authorized to issue any other class of stock. As of December 31, 2000, the bank had approximately 194 shareholders of record.


     Voting Rights.

     Each share of common stock is entitled to one vote on all matters that may be brought before shareholders' meetings, except that the holders of common stock have cumulative voting rights in the election of directors. Cumulative voting for the election of directors entitles each shareholder to multiply the number of votes to which the shareholder is entitled by the total number of directors to be elected, and the shareholder may cast the whole number of these votes for one candidate or may distribute them among two or more candidates.


     Preemptive Rights.

     The bank's common stock does not carry preemptive subscription rights.


     Liquidation.

     In the event of liquidation, dissolution or winding up of the bank, shareholders are entitled to share ratably in all assets remaining after payment of liabilities.


     Liability for Further Assessments.

     The bank's shareholders are not subject to further assessments by the bank on their shares.


     Sinking Fund Provision.

     The bank's shares do not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.

     Redemption Provision.

     The bank's shareholders do not have a right of redemption, which is the right to sell their shares back to the bank.


     Capital Requirements under State Banking Law.

     Under the Pennsylvania Banking Code of 1965, the bank must maintain capital surplus in an amount at least equal to the amount of its capital consisting of the total par value of its issued and outstanding shares of common stock.


     Dividends.

     Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank has historically paid semi-annual cash dividends to its shareholders. Payment of dividends is subject to the restrictions in the Pennsylvania Banking Code of 1965 and the Federal Deposit Insurance Act. The Pennsylvania Banking Code provides that a bank may declare and pay dividends only out of accumulated net earnings and only if the bank meets certain minimum capital requirements. Directors are specifically liable for unlawful dividends.

     The FDIC generally prohibits payment of dividends that would be an "unsafe or unsound banking practice." Further, an insured bank may not declare and pay dividends if the FDIC obtains a cease and desist order for the bank.

     The following table sets forth the dividends that the bank has paid to its shareholders since June 1998.

                       Amounts of Dividends Paid
                       -------------------------

                              Regular Cash              In the
Month/Year               Dividend Per Share ($)      Aggregate ($)
----------               ----------------------      -------------
June 2001                        $  .30              $   294,104
December 2000                       .44                  431,352
June 2000                           .26                  254,890
December 1999                       .51                  499,977
June 1999                           .24                  235,283
December 1998                       .46                  450,959
June 1998                           .21                  205,872

Comparable Market Prices.

     There has never been an organized public trading market for the bank's outstanding common stock. The bank's common stock is traded over-the-counter and in privately negotiated transactions from time to time, primarily in the bank's geographic service area. As of June 30, 2001, the highest recent trade price known to management for transactions of the bank's common stock was for a trade of 1,000 shares at $30.25 per share on March 30, 2001. This was also the last reported sale price as of June 30, 2001 of which we are aware. The last reported sale of the bank's common stock of which we are aware prior to the public announcement of the proposed reorganization on June 30, 2000 was a trade of 800 shares at $30.50 per share on April 28, 2000. Prices may include retail markups, markdowns or commissions. Our information may not reflect all trades due to the infrequency of trading and the fact that some trades are private transactions.

     Because the holding company has no substantial assets or liabilities, the holding company's common stock had no market value at the time of the public announcement. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be approximately equal to the per share market value of the bank's common stock immediately before the reorganization, based on the 1-for-1 stock exchange ratio. Any estimate or expectation, however, may not be realized.


Trade Price High's and Low's.

     Bid price information for the bank's common stock is not available. However, the bank does have information on some trade prices. The following table shows quarterly high and low trade prices for the bank's common stock in transactions of which the bank's management has knowledge during the stated period:

             Trade Prices:  Bank's Common Stock (Price per share)

     For Quarter Ended:                            High      Low
     ------------------                            ----      ---
     March 1999                                   $35.00   $35.00
     June 1999                                     36.00    32.00
     September 1999                                33.50    33.50
     December 1999                                 33.50    31.50

     March 2000                                    30.50    30.50
     June 2000                                     31.50    29.00
     September 2000                                31.50    31.50
     December 2000                                 29.50    29.50

     March 2001                                    30.25    28.75
     June 2001                                     (none)   (none)

            DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES

Common Stock.

     The authorized capital stock of the proposed holding company, Mauch Chunk Trust Financial Corp., consists of 3 million shares of common stock, without par value. If the reorganization had been completed on December 31, 2000, the holding company would have about 980,346 shares outstanding, which is the same number of shares of bank common stock outstanding on that date. Except for the common stock issued in the reorganization, upon completion of the reorganization, no other shares of capital stock will be issued or outstanding.


Voting Rights.

     Each share of common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote, except that the holders of common stock have cumulative voting rights in the election of directors.


     Preemptive Rights.

     Under applicable Pennsylvania law, a shareholder does not have preemptive rights to purchase newly issued shares except as provided in a corporation's articles of incorporation. The articles of incorporation of the holding company provide the holders of shares of holding company common stock with the preemptive right to subscribe for, purchase or receive any newly issued shares of holding company common stock, except that such preemptive rights are
                                        ------
not available with respect to issuances of treasury shares (i.e., shares previously issued and re-purchased by the holding company) or 500 or less shares (subject to proportional adjustment for stock splits and stock dividends) in any calendar year to the ESOP. In addition, under applicable Pennsylvania law, authorized but unissued shares may be issued and sold pursuant to a plan providing for the issuance of rights or options to purchase shares otherwise subject to preemptive rights if the plan is approved by the affirmative vote of a majority of the votes cast by shareholders entitled to exercise preemptive rights.

     Although the law does not specifically address the issue, generally preemptive rights are held not to extend to the issuance of shares in a merger requiring shareholder approval. The preemptive rights are subject to elimination at any time by an amendment to the articles of incorporation of the holding company, which under current law would require the affirmative vote of a majority of the votes cast at a duly called meeting at which a quorum is present.

     Liquidation.

     In the event of liquidation, dissolution or winding up of the holding company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.


     Liability for Further Assessments.

     The holding company will not subject shareholders to further assessments on their shares of common stock.


     Sinking Fund Provision.

     The common stock does not require a "sinking fund," which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.


     Redemption or Conversion Rights.

     The holders of common stock do not have a right of redemption, which is the right to sell their shares back to the holding company, nor do they have a right to convert their shares into other classes or series of stock.


     Dividends.

     Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank has a practice of paying semi-annual cash dividends. We presently intend to retain the dividend policy of paying a semi-annual dividend after the reorganization. However, further dividends depend upon future earnings, financial condition, appropriate legal restrictions and other relevant factors.

     Under the Pennsylvania Business Corporation Law, the holding company may not pay a dividend if afterwards:

     . The holding company would be unable to pay its debts as they become due, or

     . The holding company's total assets would be less than its total liabilities plus an amount needed to satisfy any preferential rights of shareholders.

     Cash available for dividend distribution to shareholders of the holding company must initially come from dividends which the bank pays to the holding company. As a result, the legal restrictions on the bank's dividend payments also affect the ability of the holding company to pay dividends.


Issuance of Additional Securities.

     The holding company has authorized shares of common stock substantially in excess of the number of shares that it will issue in connection with the reorganization. Issuance of these shares could dilute the book value per share and the voting power of the prior shareholders because the holding company has the right to issue new shares without first offering the shares to shareholders in proportion to their current ownership percentages. We currently have no plans for issuing additional shares of common stock.

     The additional authorized shares provide flexibility to raise additional capital and to make acquisitions through the issuance of holding company common stock without prior approval by the holding company's shareholders, subject,
                                                                    -------
however, to preemptive rights provided by the article of incorporation of the
-------
holding company. See "Description of Holding Company Capital Stock - Common Stock - Preemptive Rights" on page 58.


Legal Opinion.

     Rhoads & Sinon LLP, One South Market Square, 12th Floor, Harrisburg, Pennsylvania 17108-1146, special counsel to the bank and the holding company, has delivered an opinion stating that the shares of common stock of the holding company to be issued in connection with the reorganization will be duly authorized, legally issued and fully paid and non-assessable shares of the holding company. "Non-assessable" means that the holding company will not be able to assess fees for ownership of the shares. The opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this document forms a part.


Anti-Takeover Effect of Provisions in Articles and Bylaws.

     The holding company's articles of incorporation and bylaws contain provisions that could be considered anti-takeover in purpose or effect.

     The anti-takeover provisions include:


     Authorized Capital.

     The authorization of 3 million shares of common stock generally permits the board of directors to have same flexibility to issue additional shares for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits and employee incentive plans.

However, these additional shares may also be used by the board of directors to deter future attempts to gain control over the holding company. By comparison, the bank has 1.5 million shares of authorized common stock and also does not guarantee preemptive rights. However, because the holding company articles of incorporation grant preemptive rights in certain situations, the flexibility of the board of directors to issue additional shares is limited. See "Description of Holding Company Capital Stock- Common Stock - Preemptive Rights" on page 58.


          Supermajority Vote for Approval of Extraordinary Transactions.

          Another anti-takeover provision is the requirement in the articles of incorporation that the affirmative vote of at least a majority of the directors of the holding company and the holders of at least two-thirds (2/3) of the outstanding shares entitled to vote must approve any merger, consolidation, dissolution or liquidation of the holding company or the sale of all or substantially all of its assets. We included this provision to ensure that any extraordinary corporate transaction could happen only if it receives a clear mandate from the shareholders. However, this provision may give the holders of a minority of the holding company's outstanding shares a veto power over such mergers and consolidations. Under the Banking Code of 1965, the approval by the holders of 66-2/3% of the bank's outstanding shares is required to approve an extraordinary business transaction. In contrast, unless otherwise specified in the articles of incorporation, under the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") only a majority of the shares voting is necessary to approve such transactions.


          Classified Board.

          Like the bylaws of the bank, the bylaws of the holding company provide for a classified board of directors. A classified board has the effect of moderating the pace of any change in control of the board of directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also may tend to discourage a tender offer or takeover bid.

          At each annual meeting, shareholders will elect successors to the class of directors whose term is then expiring to hold office for a term of three years. Under the holding company's bylaws, the board of directors may fill vacancies that occur during the year until the full term has expired. Between annual meetings of shareholders, the board of directors may increase the number of directors (not to exceed 12) and fill the resulting vacancy.


          Fiduciary Duty of Directors.

          The bylaws of the holding company provide that the directors shall consider all factors they deem relevant in evaluating any proposed tender offer for the holding company's stock or any proposed merger. The bylaws provide that the directors shall evaluate whether the proposal is in the best interests of the holding company by considering the best interest of the shareholders and other factors the directors determine to be relevant, including the social, legal and economic effects on employees, customers, depositors and communities served by the corporation. Consideration being offered to the shareholders shall be evaluated by the directors in relation to the current market value of the holding company, the current market value of the common stock in a freely negotiated transaction and the directors' estimate of the future value of common stock as an independent entity.

          The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of the holding company's common stock at that time. In addition, these provisions may have the effect of assisting the holding company's management in retaining its position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the holding company's business.


                       COMPARISON OF SHAREHOLDER RIGHTS

          After the reorganization, the shareholders of the bank will become shareholders of the holding company. There are material differences in the rights of shareholders of these two entities. These differences arise from differences in the laws that govern the two entities and differences in their articles and bylaws. The Pennsylvania Banking Code of 1965 presently governs the rights of shareholders of the bank, but the Pennsylvania Business Corporation Law of 1988 will govern the rights of shareholders of the holding company. The most significant differences relate to anti-takeover protection. For a full description of these anti-takeover provisions, including comparisons between the holding company and the bank, please refer to "Description of the Holding Company's Capital Securities - Anti-Takeover Effect of Provisions in Articles and Bylaws" above. The articles of incorporation and bylaws of the holding company are included with this document as Annex B and Annex C, respectively, and are incorporated herein by reference.

          The following table shows the material differences between the rights of shareholders of the bank and the rights of shareholders of the holding company:

                                        THE BANK                                     THE HOLDING COMPANY
                                        --------                                     -------------------
Capital Stock:
-------------
(a)  Common Stock                       Authorized                                   Authorized
                                        1,500,000 shares,                            3 million shares,
                                        $1.00 par value;                             no par value;
                                        980,346 shares outstanding.                  980,346 shares of common
                                                                                     stock expected to be outstanding
                                                                                     immediately following the
                                                                                     reorganization.

(b)  Preferred Stock                    None authorized or outstanding.              None authorized or outstanding.
                                        Any issuance of preferred stock              Any issuance of preferred stock
                                        would require an amendment to                would require an amendment to
                                        the articles of incorporation                the articles of incorporation
                                        approved by the shareholders                 approved by the shareholders.

(c)  Voting Rights                      One vote per share with                      One vote per share with
                                        cumulative voting in elections               cumulative voting in elections
                                        of directors.                                of directors.

(d)  Assessability of                   Nonassessable.                               Nonassessable.
     Shares

(e)  Preemptive Rights                  None.                                        Preemptive rights with respect
                                                                                     to newly issued common shares
                                                                                     except for 500 shares (subject to
                                                                                     adjustment for stock splits and
                                                                                     stock dividends) per year to the
                                                                                     employee stock ownership plan.
                                                                                     Treasury shares not subject to
                                                                                     preemptive rights.  Pennsylvania
                                                                                     law also provides that preemptive
                                                                                     rights do not apply to shares
                                                                                     purchased pursuant to rights or
                                                                                     options to purchase shares
                                                                                     pursuant to a plan approved by
                                                                                     a majority of votes cast by
                                                                                     shareholders.  Preemptive rights
                                                                                     may not apply in certain other
                                                                                     situations.  See "Description of
                                                                                     Holding Company Capital Stock
                                                                                     - Common Stock - Preemptive
                                                                                     Rights" on page 58.

(f)  Dividends                          As declared by the board of                  As declared by the board of
                                        directors out of accumulated                 directors; Pennsylvania law
                                        net earnings.                                permits payment of dividends

                                                                                          if, after giving effect to the
                                                                                          dividend, the holding company
                                                                                          is able to pay its debts as they
                                                                                          come due in the usual course of
                                                                                          business and its assets exceed
                                                                                          its liabilities.  Bank dividend
                                                                                          restrictions apply indirectly to
                                                                                          the holding company as cash
                                                                                          available for dividend
                                                                                          distributions will initially come
                                                                                          from dividends paid to the
                                                                                          holding company by the bank.
                                                                                          Federal Reserve Board policy
                                                                                          states that a bank holding
                                                                                          company should pay cash dividends
                                                                                          only out of income over the past
                                                                                          year and only if prospective earnings
                                                                                          retention is consistent with the
                                                                                          organization's expected future needs and
                                                                                          financial condition.  In addition,
                                                                                          the holding company may not
                                                                                          pay a dividend if:  (1) after
                                                                                          giving effect to the dividend,
                                                                                          the holding company would be
                                                                                          insolvent or (2) the dividend
                                                                                          exceeds the surplus of the
                                                                                          holding company.

(g)  Repurchase of                      Cannot repurchase or retire                       Stock can be repurchased
     Capital Stock                      any part of its stock without                     without approval if, after giving
                                        regulatory approval.                              effect to the purchase, the holding
                                                                                          company is able to pay its
                                                                                          debts as they become due in the
                                                                                          usual course of business and its
                                                                                          assets exceed its liabilities. Permitted
                                                                                          under Federal Reserve Board regulations
                                                                                          with no prior approval required for well-
                                                                                          capitalized, well-managed
                                                                                          holding companies.  In all other
                                                                                          cases, no more than ten percent
                                                                                          of the outstanding shares of
                                                                                          holding company common stock
                                                                                          may be repurchased in any 12-
                                                                                          month period without prior
                                                                                          regulatory approval.

Shareholder Action:
---------------------

(a)  Mergers, Consolida-                 Approval by vote of at least                          Approval by a vote of at least
     tions, Liquidations,                66-2/3% of outstanding shares.                        two-thirds of outstanding shares
     Sale of Substantially                                                                     and a majority or more of the
     All Assets                                                                                directors.

(b)  Calling Special Share-              Upon request of a majority of                         Upon request of a majority of
     holder Meetings                     the board of directors, the                           the board of directors, the
                                         president, or by shareholders                         president or by shareholders
                                         owning not less than one-fifth                        entitled to cast at least 20% of
                                         of outstanding shares.                                the votes that all shareholders
                                                                                               are entitled to cast on the
                                                                                               amendment.

(c)  Authorization of                    Approval by a vote of at least a                      Approval by a vote of at least
     Additional Shares                   majority of the votes which all                       a majority of the votes which
                                         shareholders are entitled to cast.                    all shareholders are entitled
                                                                                               to cast.

(d)  Amendment of                        Approval by a vote of at least a                      Approval by a vote of at least
     Articles of Incorpora-              majority of the votes which all                       a majority of the votes which
     tion                                shareholders are entitled to cast.                    all shareholders are entitled
                                                                                               to cast.

(e)  Amendment of                        May be amended by a majority                          May be amended by a
     Bylaws                              vote of the board of directors,                       majority vote of the board of
                                         subject to the right of share-                        directors, subject to the right
                                         holders to change such action,                        of the shareholders to change
                                         except that the board may not                         such action, except that the
                                         make or alter any bylaws fixing                       board may not make or alter
                                         their qualifications, classification                  any bylaws fixing their
                                         or term of office.                                    qualifications, classification
                                                                                               or term of office.

(f)  Notice of Shareholder               No prior notice required.                             Written notice must be made
     Proposals for Con-                                                                        not less that 15 days prior to
     sideration at Share-                                                                      the meeting.
     holder Meetings

Board of Directors:
------------------

(a)  Term of Directors                   Directors have staggered three-                       Directors have staggered three-
                                         year terms with one-third of                          year terms with one-third of
                                         the board standing for election                       the board standing for election
                                         each year.                                            each year.

(b)  Removal of Directors               Directors can be removed with or             Directors can be removed only
                                        without cause by a vote of a                 for cause by a vote of a
                                        majority of the votes which all              majority of the votes which all
                                        shareholders would be entitled to            shareholders would be entitled
                                        cast at an annual election of                to cast at an annual election of
                                        directors; provided, that an                 directors; provided, that an
                                                   --------                                     --------
                                        individual director may not be               individual director may not be
                                        removed unless the entire board              removed unless the entire class
                                        is removed if sufficient votes               of directors or entire board is
                                        are cast against the resolution for          removed if sufficient votes are
                                        the director's removal which,                cast against the resolution for
                                        if cumulatively voted, would be              the director's removal which,
                                        sufficient to elect one or more              if cumulatively voted, would be
                                        directors to the board.                      sufficient to elect one or more
                                                                                     directors to the board or to the
                                                                                     class.

(c)  Notice of Shareholder              Must be delivered in writing at              Must be delivered in writing at
     Nominations                        least 15 days before the meeting             least 15 days before the meeting
                                        at which directors will be                   at which directors will be
                                        elected.                                     elected.



                             FINANCIAL STATEMENTS

     Mauch Chunk Trust Company's Annual Report for the fiscal year ended December 31, 2000, audited in accordance with generally accepted auditing standards and containing financial information prepared in accordance with generally accepted accounting principles, has been previously furnished to shareholders. For the convenience of shareholders, another copy of this annual report is being distributed with this document. You may obtain an additional copy of the bank's 2000 Annual Report promptly and without charge by contacting Patrick H. Reilly, President and Chief Executive Officer, Mauch Chunk Trust Company, 1111 North Street, Jim Thorpe, Pennsylvania 18229 (570-325-2265).


                                PROPOSAL NO. 2:
                          ELECTION OF BANK DIRECTORS

     Article II of the bank's bylaws provides for a classified board of directors with staggered three-year terms of office. At the 2001 Annual Meeting of Shareholders, three directors shall be elected to Class III to serve a three year term and until their successors are elected and qualified. The nominees are the current directors whose terms expire this year, namely:

     .    Edward J. McElmoyle,

     .    Patrick H. Reilly, and

     .    Charles E. Wildoner.

     See "Description of the Bank - Information as to Nominees and Directors" at page 50 for further information about these nominees and the board of directors of the bank

     Unless otherwise instructed, the proxy voters will vote the proxies for the election of the above-named nominees. If any nominees should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the board of directors shall determine. The board of directors has no reason to believe the nominees named will be unable to serve, if elected. Between annual meetings, a majority of directors in office may fill any vacancy occurring on the board of directors for any reason.

     The board of directors recommends that shareholders vote FOR the election of the three nominees for Class III director.


                                PROPOSAL NO. 3:
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The board of directors of the bank has selected Beard Miller Company LLP as the bank's independent auditors for the year ending December 31, 2001. The board of directors proposes that the shareholders ratify this selection. Beard Miller served as the bank's independent auditors for the 2000 fiscal year. If the proposed reorganization is approved, it is anticipated that Beard Miller would be independent certified public accountants for the holding company and the surviving bank. It is anticipated that a representative of Beard Miller will attend the annual meeting to answer shareholders' questions.

     The board of directors recommends that the shareholders vote FOR the ratification of the selection of Beard Miller Company LLP as independent auditors of the bank for the year ending December 31, 2001.


                                 OTHER MATTERS

     The board of directors does not know of any matters to be presented for consideration other than the matters described in this document and the attached Notice of Annual Meeting. However, if any other matters are properly presented for consideration and voting at the Annual Meeting of Shareholders, the persons named as proxy voters will vote the proxies in what they determine to be the best interests of the bank.

                      WHERE YOU CAN FIND MORE INFORMATION

     Mauch Chunk Trust Financial Corp. has filed with the Securities and Exchange Commission in Washington, D.C., a registration statement under the Securities Act of 1933 for its common stock to be issued in the proposed reorganization. This document is a part of the registration statement.

     This document does not contain all of the information, exhibits and undertakings contained in the registration statement, which is on file with the SEC in Washington, D.C. The registration statement and exhibits may be examined during normal business hours, or copies obtained by mail at prescribed rates, at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. The registration statement may be accessed from this web site.

     You may request a free copy of any of the constituent documents of the holding company or the bank referred to in this proxy statement and of the registration statement of which this document is a part, including the exhibits thereto, by writing or calling the bank at the following address or telephone number: Mauch Chunk Trust Company, 111 North Street, Jim Thorpe, Pennsylvania 18229, attention: Patrick H. Reilly, President, (570) 325 2265.


                                  Please Note
                                  -----------

     You should not assume that the information in this document or any supplement is accurate as of any other date than the date indicated on those documents.

     This document does not constitute an offer of securities in any jurisdiction in which, or to any person to whom, it is not permitted. Neither does this document cover resales of shares of holding company common stock after completion of the proposed reorganization, and no person is authorized to make use of this document in connection with any resale.

     You should rely only on the information contained or referred to in this document or any supplement. Neither Mauch Chunk Trust Financial Corp. nor Mauch Chunk Trust Company has authorized anyone else to provide you with different or additional information.

                                                                         ANNEX A



                       PLAN OF MERGER AND REORGANIZATION
                       ---------------------------------

                                                       Date:  As of May 17, 2000

     MAUCH CHUNK TRUST COMPANY (the "Bank"), a banking institution organized under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"), and MAUCH CHUNK INTERIM TRUST COMPANY (the "Surviving Bank"), an interim bank and trust company in organization under the Banking Code, and MAUCH CHUNK TRUST FINANCIAL CORP. (the "Holding Company"), a Pennsylvania business corporation organized under the Pennsylvania Business Corporation Law of 1988, as amended, hereby enter into this Plan of Merger and Reorganization (the "Plan").

     In consideration of their mutual promises and covenants, the parties hereto, deeming it to be advantageous to their respective banking associations, corporation and their shareholders, have duly approved this Plan and its execution, and do hereby adopt this Plan setting forth the method, terms and conditions of the merger, including the rights under the Plan of the shareholders of each of the parties, and the agreements concerning the merger:

     1.   Merger.  The Bank shall merge into the Surviving Bank under the
          ------
charter of the Surviving Bank, under the title of "Mauch Chunk Trust Company", and pursuant to the provisions of the Banking Code, by the method, on the terms and subject to the conditions and requirements hereinafter stated. Upon the merger becoming effective, Bank and Surviving Bank shall be merged into and continued in a single institution, the Surviving Bank, which shall be a Pennsylvania chartered bank and trust company and which shall be considered the same business and corporate entity as the constituent institutions. Without any limitation upon the effect of the merger as provided by law, all of the rights, powers, privileges, permissions, franchises, assets and property, real, personal and mixed, of the Bank, including all appointments, designations and nominations, and including all of the rights, interests, funds, property and investments held by it as Trustee, Guardian, Administrator, Executor and as every other fiduciary, shall be transferred to and vested in the Surviving Bank, without any further act, conveyance, deed or any order or decree of any court or tribunal, and the Surviving Bank shall, ipso facto, without further act, conveyance, deed or order or decree of any court or tribunal, become fiduciary to the same extent and with the same rights, powers, duties and liabilities in its capacity as fiduciary as the Bank. No designation, nomination or appointment as fiduciary of Bank shall lapse by reason of the merger. The Surviving Bank shall be entitled to act as fiduciary pursuant to each such designation, nomination or appointment to the same extent as the Bank so named could have acted in the absence of the merger. The Surviving Bank shall thenceforth be responsible for all of the liabilities and obligations of the Bank. The Surviving Bank shall, upon consummation of the merger, engage in the business of a Pennsylvania chartered bank and trust company at the principal office and the legally established and approved branch offices of the Bank. Surviving Bank shall maintain the insurance of the Federal Deposit Insurance Corporation in the same way as it is now carried by the Bank.

     2.   Articles of Incorporation of Surviving Bank.  When the merger becomes
          -------------------------------------------
effective, the Articles of Incorporation of the Surviving Bank shall be substantially in the form attached hereto as Exhibit "A" and by this reference incorporated herein.

     3.   By-Laws of Surviving Bank.  When the merger becomes effective, the
          -------------------------
By-Laws of the Surviving Bank shall be substantially in the form attached hereto as Exhibit "B" and by this reference incorporated herein (subject to change as authorized by statute or By-Laws), and the principal office and established and authorized branch offices of the Bank shall become the principal office and established and authorized branch offices, respectively, of the Surviving Bank.

     4.   Board of Directors of Surviving Bank.  The persons who shall
          ------------------------------------
constitute the Board of Directors of the Surviving Bank at the time the merger becomes effective shall be the persons who were then members of the Board of Directors of the Bank; they shall serve until the subsequent annual meeting of shareholders of Surviving Bank or until their successors are duly qualified and elected. Any vacancy in the Board of Directors of the Surviving Bank which may exist upon or after the effective date of the merger may be filled as provided by the Articles of Incorporation and By-Laws of the Surviving Bank. The officers of the Bank at the time the merger becomes effective shall hold the same offices in the Surviving Bank.

     5. Conversion of Shares; Exchange of Certificates; Capitalization. Upon the merger becoming effective:

          (a) Each shareholder of the Bank of record at the time the merger becomes effective shall be allocated and entitled to receive one (1) share of common stock of the Holding Company, no par value, for each share of common stock of the Bank held by such shareholder.

          (b) Each issued share of common stock of the Bank represented by an outstanding stock certificate shall, ipso facto, and without any action on the part of the holder thereof, become and be converted into one (1) share of common stock of the Holding Company, no par value. As soon as practicable after the merger becomes effective, holders of shares of Bank common stock shall be furnished a form letter of transmittal for the tender of their shares to the Surviving Bank, which shall act as Exchange Agent for the Holding Company, to be exchanged for new certificates for the appropriate number of shares of Holding Company common stock. Holding Company shall be required to issue certificates for Holding Company common stock only upon the actual surrender of Bank shares and may require an indemnity agreement or bond from any Bank shareholder who is unable to surrender his or her certificate by reason of loss or destruction of the certificate. Upon surrender for cancellation to the Exchange Agent of one or more certificates for shares of Bank common stock, accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, promptly after the effective date of the merger, deliver to each holder of such surrendered Bank certificates new certificates representing the appropriate number of shares of Holding Company common stock. Until certificates for Bank common stock have been surrendered and exchanged as herein provided for certificates of Holding Company common stock, each outstanding certificate for Bank common stock shall be deemed, for all corporate purposes of the Holding Company, to be the number of full shares of Holding Company common stock into which the number of shares of Bank common stock shown thereon have been converted. In the event that any certificates for Bank common stock are not surrendered for exchange within two (2) years from the effective date of the merger, the shares of Holding Company common stock that would otherwise have been delivered in exchange for the unsurrendered Bank certificates shall be delivered by the Exchange Agent to the Holding Company, in which event the persons entitled thereto shall look only to the Holding Company for delivery of the Holding Company shares upon surrender of their outstanding certificates for Bank common stock. Following the expiration of such two (2) year period, the Holding Company may sell such unclaimed Holding Company common stock, in which event the sole right of the holders of the unsurrendered outstanding Bank certificates shall be the right to collect the net sale proceeds held for their account by the Holding Company. In the event that Holding Company shall, as required or permitted by law, pay to the Commonwealth of Pennsylvania any net sale proceeds relating to unclaimed Holding Company common stock, the holders of unsurrendered outstanding Bank certificates shall thereafter look only to the Commonwealth of Pennsylvania for payment on account thereof.

          (c) Prior to the merger becoming effective, the Surviving Bank will have a capital of $150,000 consisting of 150,000 issued and outstanding shares of common stock, par value $1.00 per share, and a surplus of $82,500. Upon the merger becoming effective, the amount and number of issued and outstanding shares of common stock of the Surviving Bank shall be increased, at the time the merger becomes effective, to an amount equal to the total of the issued and outstanding shares of common stock of the Bank, now being 980,346 shares of common stock, par value $1.00 per share, and of the Surviving Bank immediately before the merger becomes effective, and the surplus of the Surviving Bank shall, at the time and upon the condition that the merger becomes effective, be increased to an amount equal to the total of the surplus of the Bank and of the Surviving Bank immediately before the merger becomes effective. All of the issued and outstanding shares of the Surviving Bank, as increased by the number of issued and outstanding shares of the Bank, shall be issued to and owned by the Holding Company upon the consummation of the merger.

          (d) No cash shall be allocated to shareholders of the Bank or to any other person, firm, or corporation upon and by reason of the merger becoming effective. Cash fees will, however, be paid to attorneys, accountants and other like persons who aid in the accomplishment of the merger and reorganization and other phases of the overall project; some of these persons may be stockholders of the Bank and of Holding Company; they will, however, be paid only for the services actually rendered by them.

          (e) The shares of the Holding Company, subscribed for by the individual incorporators of the Holding Company, shall be purchased by them by the payment of each individual incorporator's own cash to the Holding Company. Upon consummation of the merger, each individual incorporator of the Holding Company shall sell all of his said stock subscribed for by him as an incorporator in the Holding Company to the Holding Company for cash in the same amount as paid by the incorporator to acquire said stock.

     6.   Dissenting Shareholders.  The rights and remedies of a dissenting
          -----------------------
shareholder under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. (S)1581 et seq.) shall be
                                                         -- ---
afforded to any shareholder of the Bank who takes the necessary steps to perfect his rights. The Bank will make whatever payments are to be made to said dissenting shareholders in the exercise of such rights. Unless otherwise provided by law, shares of the Holding Company not taken by the dissenting shareholders of the Bank shall not be issued.

     7.   Conditions.  The merger provided under this Plan shall take place only
          ----------
if: (i) this Plan is approved by the affirmative vote of two-thirds of the shareholders of the Bank entitled to vote on the merger and by the Holding Company, as a shareholder of the Surviving Bank, in accordance with applicable law; (ii) this Plan and the merger are approved by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation and the Notice or Application, as applicable, of Mauch Chunk Trust Financial Corp. to form a bank holding company is not objected to, or is otherwise approved, by the Board of Governors of the Federal Reserve System and all other requirements prescribed by law are satisfied; (iii) the Bank receives an opinion of its special counsel, Rhoads & Sinon LLP, to the effect that the transactions contemplated herein constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and that neither gain nor loss will be recognized for federal income tax purposes to the Bank, the Surviving Bank, the Holding Company or the shareholders (other than the dissenting shareholders who elect dissenters' rights) of the Bank, the Surviving Bank and the Holding Company, by reason of the transactions contemplated herein, and as to such further matters relating to the tax consequences of the transactions contemplated hereby, as the Bank may deem advisable; (iv) a registration statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering the Holding Company's common stock to be issued in connection with the merger (the "Registration Statement") has been declared effective by the Securities and Exchange Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Holding Company, shall be contemplated or threatened by the Securities and Exchange Commission; and (v) there shall be no litigation or proceeding pending or threatened for the purpose of enjoining, restraining or preventing the consummation of the merger in accordance with this Plan.

     8.   Amendment.  At any time before the merger becomes effective, by vote
          ---------
of a majority of the Board of Directors of the Bank, the Holding Company and the Surviving Bank, this Plan (a) may be amended in any manner not inconsistent with its general purpose, provided that no amendment shall change the share exchange ratio following approval of this Plan by the shareholders of the Bank, and (b) may be withdrawn if because of the number of shares of common stock of the Bank exercising dissenters' rights or for any other reason it shall appear that the consummation of the Plan would be inadvisable, in which event this Plan shall be void and of no further effect, without any liability on the part of any of the parties hereto, or their respective directors, officers or shareholders.

     9.   Shares of Incorporators.  The incorporators of the Holding Company
          -----------------------
shall each subscribe to and purchase one (1) share of no par value per share common stock of said corporation for $1.00 per share. Upon consummation of the merger, each such incorporator shall sell his said one (1) share to the Holding Company for the same price of $1.00 per share.

     10.  Financing of Initial Capitalization. In order to provide funds with
          -----------------------------------
which the Holding Company can purchase 150,000 shares of common stock of the Surviving Bank for $232,500 (which Surviving Bank shall allocate as follows:
Capital - $150,000; Surplus - $82,500), the Holding Company will make a temporary borrowing from another bank; after consummation of the merger the Surviving Bank will pay a special cash dividend to the Holding Company which will enable the Holding Company to repay the principal amount of said loan in full plus interest.

     11.  Issuance of Shares.  When required by the terms of this Plan, the
          ------------------
Holding Company will issue the shares of its common stock which the shareholders of the Bank shall be entitled to receive as hereinabove provided, and will perform all other acts necessary for it to comply with the provisions of this Plan.

     12.  Waiver. Any of the terms or conditions of this Plan may be waived in
          ------
writing at any time by the Bank by action taken by its Board of Directors, whether before or after action by the Bank's shareholders, provided, however, that such action shall be taken only if, in the judgment of the Board of Directors, such waiver will not have a materially adverse effect on the benefits intended to be granted hereunder to the shareholders of the Bank.

     13.  Restrictions on Affiliates.  The Holding Company may cause stock
          --------------------------
certificates representing any shares issued to any shareholder who may be deemed to be an affiliate of the Bank, within the meaning of Rule 145 under the Securities Act of 1933, as amended, to bear a legend setting forth any applicable restrictions on transfer thereof under Rule 145 and may cause stop-transfer orders to be entered with its transfer agent with respect to any such certificates.

     14.  Governing Law.  This Plan shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania.

     15.  Entire Agreement. This Plan contains the entire agreement among the
          ----------------
parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     16.  Counterparts. This Plan may be executed in any number of counterparts,
          ------------
and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed by its President and its seal affixed, attested by its Secretary, all under authority of its Board of Directors.


ATTEST:                                           MAUCH CHUNK TRUST COMPANY
/s/  Edward J. McElmoyle                          By: /s/  Patrick H. Reilly
--------------------------------------                --------------------------------
                             Secretary                                      President
(SEAL)


ATTEST:                                           MAUCH CHUNK INTERIM TRUST COMPANY


/s/ Edward J. McElmoyle                           By: /s/  Patrick H. Reilly
--------------------------------------                --------------------------------
                             Secretary                                       President
(SEAL)


ATTEST:                                           MAUCH CHUNK TRUST FINANCIAL CORP.


/s/ Edward J. McElmoyle                           By: /s/  Patrick H. Reilly
--------------------------------------               --------------------------------
                             Secretary                                      President
(SEAL)

                                   EXHIBIT A

                           ARTICLES OF INCORPORATION
                           -------------------------

TO THE DEPARTMENT OF BANKING OF
THE COMMONWEALTH OF PENNSYLVANIA

     In compliance with the requirements of the Banking Code of 1965, P.L. 847, as amended, the undersigned, all of whom are of full age, citizens of the United States, and residents of the Commonwealth of Pennsylvania, desiring that they be incorporated as a Bank, apply for a Certificate of Incorporation and do hereby certify:

     FIRST: The name of the institution is MAUCH CHUNK INTERIM TRUST COMPANY.

     SECOND: The exact location and post office address of the principal place of business is: 1111 North Street, Jim Thorpe, Pennsylvania 18229.

     THIRD: The purpose for which the institution is incorporated is for the purpose of having Mauch Chunk Trust Company merge into the institution, and thereafter having the institution receive deposits, make loans, act in a fiduciary and representative capacity, and transact generally any and all business permitted to a bank and trust company, as defined in the Banking Code of 1965, as amended, and under any present or future laws of the Commonwealth of Pennsylvania.

     FOURTH: The institution is incorporated under the provisions of the Banking Code of 1965, as amended.

     FIFTH: The institution is to exist perpetually.

     SIXTH: The institution shall have the authority to issue 1,500,000 shares of a par value of $1.00 each.

     SEVENTH: The name, occupation, place of residence, post office address of each of the incorporators, all of whom are citizens of the United States, and the number of shares subscribed by each are:

                                                                           Number of
                                                Place of residence and     Shares
Name                         Occupation         Post Office Address        Subscribed
----                         ----------         ----------------------     ----------
Edward J. McElmoyle          Owner,             104 Center Street          1,000
                             Ned's Cleaners     Jim Thorpe, PA 18229

Patrick H. Reilly            President/CEO          18 Behrens Road            1,000
                             Mauch Chunk Trust      Jim Thorpe, PA 18229
                             Company

Charles E. Wildoner          Retired                701 North Street           1,000
                                                    Jim Thorpe, PA 18229

     EIGHTH: The name, occupation, place of residence, post office address of each of the first Directors, all of whom are citizens of the United States, and all of whom together with other persons who shall become Directors of this institution when Mauch Chunk Trust Company merges into this institution, shall serve until the first annual meeting are:

                                                                      Place of residence and
Name                         Occupation                               Post Office Address
----                         ----------                               -------------------
Dean Beers                   President                                821 Center Street
                             Beers Tooling and Machinery, Inc.        Jim Thorpe, PA 18229

Edward J. McElmoyle          Owner                                    104 Center Street
                             Ned's Cleaners                           Jim Thorpe, PA 18229

Roger N. Nanovic, II         Attorney                                 HC 1, Box 281
                             Nanovic Law Office                       Jim Thorpe, PA 18229

Cathryn Porambo              President                                P.O. Box 4087
                             Wildoner Insurance Agency, Inc.          Jim Thorpe, PA 18229

Harold A. Queen              Retired                                  1001 Center Avenue
                                                                      Jim Thorpe, PA 18229

William R. Reabold           Owner                                    937 Oak Street
                             Reabold Coal & Building                  Jim Thorpe, PA 18229
                             Supplies, Inc.

Patrick H. Reilly            President/CEO                            18 Behrens Road
                             Mauch Chunk Trust Company                Jim Thorpe, PA 18229

James E. Smith, Jr.          Estimator                                HC 2, Box 2952
                             Haines & Kibblehouse                     Jim Thorpe, PA 18229

Charles E. Wildoner          Retired                                  701 North Street
                                                                      Jim Thorpe, PA 18229

     NINTH: The shareholders of this institution shall not be entitled to cumulate their votes in the election of Directors of the institution.

     TENTH: The power to make, alter, amend and repeal the Bylaws is expressly vested in the Board of Directors (except as to Bylaws fixing the qualifications, classification or terms of office of Directors), subject however to the right of the shareholders to change such action.

     IN WITNESS WHEREOF, the Incorporators have signed and sealed these Articles of Incorporation this _____ day of _____________, 2000.


____________________________________
Edward J. McElmoyle

____________________________________
Patrick H. Reilly

____________________________________
Charles E. Wildoner

                                   EXHIBIT B

                                    BYLAWS
                                      OF
                       MAUCH CHUNK INTERIM TRUST COMPANY


                                   ARTICLE I
                            MEETING OF SHAREHOLDERS
                            -----------------------

          Section 1. The annual meeting of the shareholders for the election of Directors shall be held at such place within the Commonwealth and at such time as the Board of Directors shall fix.

          If for any reason no election of Directors is held on that day, the meeting may be adjourned as provided in the Banking Code of 1965.

          Section 2. Special meetings of the shareholders may be called at any time by the Board of Directors, or at the request of holders of not less than one-fifth of all the shares entitled to vote at the particular meeting.

          Section 3. A written or printed notice of the time and place of each meeting shall be given to every shareholder of record entitled to vote at the meeting at his address appearing on the books of the bank, at least five (5) days before the date of the meeting.

          Section 4. The Board of Directors may fix a date for the determination of the shareholders entitled to receive notice of and to vote at any meeting or to receive any dividend, distribution or allotment of rights or a date for any change, conversion or exchange of shares by fixing a record date not more than sixty days prior thereto.

          Section 5. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. If a meeting cannot be organized for lack of a quorum, those present may adjourn the meeting to such time and place as they may determine.

          In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings shall constitute a quorum for the election of directors without regard to the other quorum requirements of this section, the articles or bylaws.

          A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting unless otherwise provided by law.

          A shareholder may vote in person or by proxy duly authorized in writing in accordance with the law, and be entitled to one vote for each share standing in his name on the books of the bank.

          Section 6. The Board of Directors shall appoint three judges, not candidates for office and who need not be shareholders, to conduct the election or vote at any meeting. After a meeting the judges shall make a report in writing of any question or matter determined by them and execute a certificate of any fact found by them which the Secretary shall cause to be recorded in the minutes of the meeting. If any judge of election shall not be present at a meeting the vacancy shall be filled by the chairman of the meeting.

          Section 7. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent of consents thereto in writing shall be signed by all of the then holders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Bank.

                                   ARTICLE II
                               BOARD OF DIRECTORS
                               ------------------

          Section 1. The business of the bank shall be managed by a Board of Directors of not less than five (5) nor more than twenty-five (25) in number who shall hold office for one year or until their successors are duly elected and qualified. The shareholders shall, at each meeting for the election of Directors, determine how many Directors shall be elected at the meeting to serve during the ensuing year. The number of Directors may be increased or diminished by the shareholders at any regular meeting, or at any special meeting called for that purpose. Between annual meetings of the shareholders, the Board of Directors, by a vote of a majority of the full Board, may increase the membership of the Board, within the maximum above prescribed, by not more than two members and, by like vote, appoint shareholders to fill the vacancies created thereby.

          Section 2. The Board of Directors may appoint each year such number of Advisory Directors and/or Directors of Emeritus as the Board may from time to time determine.

          Section 3. Any vacancy in the Board of Directors may be filled by appointment by the remaining members of the Board at any meeting of the Board of Directors, and each person so appointed shall serve only until the next meeting of shareholders at which Directors are elected.

          Section 4. A meeting for the purpose of organizing the new Board of Directors and electing and appointing officers of the Bank for the succeeding year shall be held promptly following the annual meeting of the shareholders. At that meeting, the Directors will set the date, time and place of regular meetings throughout the year.

          Section 5. Regular meetings of the Board of Directors shall be held, without notice, as scheduled by the Directors pursuant to the preceding Section.

          Special meetings may be called at the request of the majority of the Directors. Notice of the special meeting shall be given each member of the Board by the Secretary at least one day before the date of such meeting.

          Section 6. A majority of all the Directors in office shall constitute a quorum, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. A quorum shall exist for any meeting of the Board if a majority of the Directors are present in person at the commencement of the meeting.

          Section 7. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment and be deemed present at the meetings.

          Section 8. Any action which may be taken at a meeting f the Directors may be taken without a meeting if a consent in writing shall be signed by all of the Directors and filed with the Secretary of the bank.

          Section 9. Each Director, Advisory Director and Director Emeritus, not a salaried officer, may receive a fee for attendance at each meeting of the Board of Directors, or any committee, in such amount as the Board of Directors may from time to time determine.

          Section 10. The Board of Directors and each committee hereinafter provided for shall each keep minutes of the meetings. Minutes of the committees shall be submitted at the next regular meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

                                  ARTICLE III
                                   COMMITTEES
                                   ----------

          Section 1. The Board of Directors may, in its discretion, appoint such other committees as may be deemed necessary by the Board or shareholders for efficient operation of the institution. The committees shall have and exercise the authority given to it by the Board of Directors and, following each meeting of the Committee, file with the Board the minutes of such meeting.

          The Board of Directors, or a Committee appointed by the Board of Directors, shall at least once in each year cause to be made by a certified public accountant selected for the purpose, a complete audit of the books and affairs of the bank and the trust department. Upon completion of the audit the certified public accountant shall make a report thereof and its recommendations in accordance with the Department of Banking's minimum acceptable requirements for directors' audits to the Board of Directors.

          Section 3. The Board of Directors shall have the authority to appoint all special committees and designate alternate members of all committees to serve temporarily for members unable to attend any meeting of a standing committee.

          Section 4. Directors may participate in meetings of the various committees of the Board of Directors by means of conference telephone or similar communications equipment and be deemed present at the meetings.

                                  ARTICLE IV
                                   OFFICERS
                                   --------

          Section 1. The Board of Directors, at their annual organization meeting, shall elect a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Trust Officer, and a Treasurer and such Vice President or other offices as deemed necessary.

          Section 2. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of shareholders of the Bank and shall have such other powers and perform such further duties as may be assigned by the Board of Directors. To be eligible to serve, the Chairman must be a Director of the Bank.

          Section 3. The Chief Executive Officer shall have general executive and supervisory authority and discretion over the affairs and operations of the bank. The Chief Executive Officer shall also do and perform such other duties as may be assigned by the Board of Directors from time to time.

          Section 4. The President shall, in the absence of the Chairman, preside at meetings of shareholders, and, unless the President is not a Director, at meetings of the Board of Directors, the President shall also do and perform such other duties as from time to time may be assigned by the Board of Directors.

          Section 5. The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors. He shall have charge of the corporate records, papers, and the corporate seal of the bank. He shall give notice of all meetings of shareholders and of the Board of Directors.

          Section 6. The Trust Officer shall manage and direct the operations and functions of the Trust Department and shall be responsible to the Board of Directors, the Chief Executive Officer, and the Trust Committee for the administration of the bank's fiduciary powers.

          Section 7. The Treasurer shall be responsible for all money, funds, securities, fidelity and indemnity bonds and other valuables belonging to the bank, exclusive of assets held by the bank in a fiduciary capacity; shall cause to be kept proper records of the transactions of the bank; and shall perform such other duties as may be assigned to him form time to time by the Board of Directors or the Chief Executive Officer.

          Section 8. The Vice Presidents shall have such duties and powers as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer in the absence of any assignment by the Board of Directors. One or more may be designated Executive Vice President.

          Section 9. The Auditor shall have charge of auditing the books, records and accounts. He shall report directly to the Board of Directors.

          Section 10. Each Assistant Officer shall assist in the performance of the duties of the officer to whom he is assisting and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the Chief Executive Officer, or the officer to whom he is assisting, may from time to time assign to him.

                                   ARTICLE V
                             AUTHORITY OF OFFICERS
                             ---------------------

          Section 1. The Chief Executive Officer, the President, the Secretary and the Treasurer shall each have authority to affix and attest the corporate seal of the bank.

          Section 2. The President (or any Vice President), acting in conjunction with the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer, are authorized to perform such corporate and official acts as are necessary to carry on the business of the bank, subject to the directions of the Board of Directors.

          They are fully empowered:

                      a. To sell, assign and transfer any and all shares of stock, bonds or other personal property standing in the name of the bank or held by the bank either in its own name or in any fiduciary capacity or as agent;

                      b. To assign and transfer any and all registered bonds and to execute requests for payment or reissue of any such bonds that may be issued now or hereafter and held by the bank in its own right or in any fiduciary capacity or as agent;

                      c. To sell at public or private sale, lease, mortgage or otherwise dispose of any real estate or interest therein held or acquired by the bank in its own right or in any fiduciary capacity or as agent, except the real estate and buildings occupied by the bank in the transaction of its business, and to execute and deliver any instrument necessary to completion of the transaction;

                      d. To receive and receipt for any sums of money or property due or owing to this bank in its own right or in any fiduciary capacity or as agent and to execute any instrument of satisfaction therefor or any lien of record;

                      e. To approve the acceptance of and the closing out or relinquishment of fiduciary relationships;

                      f. To execute and deliver any deeds, contracts, agreements, leases, conveyances, bills of sale, petitions, writings, instruments, releases, acquittances and obligations necessary in the exercise of the corporate or fiduciary powers of the bank, including any bond required in the execution or administration of any fiduciary capacity.

          Section 3. Such of the officers and other employees as may from time to time be designated by the Board of Directors, shall have the authority to sign checks, drafts, letters of credit, orders, receipts, and to endorse checks, bills of exchange, orders, drafts, and vouchers made payable or endorsed to the bank, whether in its own right or in any fiduciary capacity.

          Section 4. Each of the Chief Executive Officer, the President, (any Vice President), the Secretary or the Treasurer, acting in conjunction with any other of these designated officers, may effect loans on behalf of this bank from any other banking institution, executing notes or obligations and pledging assets of this bank therefor.

                                   ARTICLE VI
                                   AMENDMENTS
                                   ----------

          Section 1. These bylaws may be altered, amended, added to or repealed by a vote of a majority of the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, except they shall not make or alter any bylaws fixing their qualifications, classifications or term of office. Such action by the Board of Directors is subject, however, to the general right of the shareholders to change such action.

                                  ARTICLE VII
                                  EMERGENCIES
                                  -----------

          Section 1. In the event of any emergency declared by governmental authorities, the result of a regional or national disaster and of such severity as to prevent the normal conduct and management of the affairs of this bank by its Directors and Officers as contemplated by these bylaws, any three available Directors shall constitute the Executive Committee to exercise the full authority of that Committee until such time as a duly elected Board of Directors can again assume full responsibility and control of the bank.


                                  ARTICLE VIII
                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

          Section 1. Each Indemnitee (as defined below) shall be indemnified and held harmless by the Bank for all actions taken by such Indemnitee and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          The right to indemnification provided in this Section shall include the right to have the expenses reasonably incurred by the Indemnitee in defending any Proceeding paid by the Bank in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Bank of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

          Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executors and administrators.

          For purposes of this Article, (A) "Indemnitee" shall mean each current or former director and current or former officer of the Bank who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that such person is or was a director or officer of the Bank or is or was serving in any capacity at the request or for the benefit of the Bank as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another Bank or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Bank), whether civil, criminal, administrative, investigative or through arbitration.

          Section 2. The Bank may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. Directors and officers of entities which have merged into, or have been consolidated with, or have been liquidated into, the Bank shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such Director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this Section 2.

          Section 3. To the extent that an employee or agent of the Bank has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Bank shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. If indemnification under this Article or advancement of expenses are not made or paid by the Bank, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses by an Indemnitee has been received by the Bank, such Indemnitee may, at any time thereafter, bring suit against the Bank to recover the unpaid amount of the claim and/or the advancement of expenses. The right to indemnification and advancement of expenses provided hereunder shall be enforceable by an Indemnitee in any court of competent jurisdiction, and if indemnification and/or advancement of expenses is obtained by an Indemnitee in whole or in part, the expenses reasonably incurred by such Indemnitee in connection with obtaining such indemnification and/or advancement of expenses shall also be indemnified by the Bank.

          Section 4. The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles or Bylaws, agreement, vote of shareholders or directors, or otherwise.

          Section 5. The Bank may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Bank would have the power to indemnify such person under Pennsylvania or other law. The Bank may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

          Section 6. The Bank may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles, by agreement, vote of shareholders or Directors, or otherwise.

                                                                         ANNEX B



                           ARTICLES OF INCORPORATION
                                      OF
                       MAUCH CHUNK TRUST FINANCIAL CORP.


     First. The name of the Corporation is Mauch Chunk Trust Financial Corp.
     -----

     Second. The location and post office address of its principal place of
     ------
business is 1111 North Street, Jim Thorpe, Carbon County, Pennsylvania.

     Third. The purpose of the Corporation is and it shall have unlimited power
     -----
to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under provisions of the Business Corporation Law of 1988, the Act approved December 1988, as amended (the "Pennsylvania Business Corporation Law").

     Fourth. The term for which the Corporation is to exist is perpetual.
     ------

     Fifth. The aggregate number of shares of capital stock which the
     -----
Corporation shall have authority to issue is 3,000,000 shares of common stock, no par value (the "Common Stock").

     Sixth. Each holder of record of Common Stock shall have the right to one
     -----
vote for each share of Common Stock standing in such holder's name on the books of the Corporation. Shareholders may cumulate their votes for the election of directors.

     Seventh. The power to adopt Bylaws is expressly vested in the Board of
     -------
Directors (except as to Bylaws fixing the qualifications, classification, and terms of office of directors) subject, however, to the right of the shareholders to alter, amend or repeal such Bylaws.

     Eighth. The holders of shares of Common Stock have the preemptive right to
     ------
subscribe for, purchase or receive any newly issued shares of Common Stock of the Corporation, whether now or hereafter authorized; subject, however, to the following limitations:

            Preemptive rights shall not be available in connection with the issuance by the Board of Directors of Common Stock of the Corporation:

            (1) from treasury stock (i.e., shares which have been previously issued as fully paid to stockholders and subsequently reacquired by the Corporation); or

            (2) of not more than 500 (or the equivalent in the event of stock splits or stock dividends) shares in any calendar year to the Corporation's Employee Stock Ownership Plan (ESOP).

___________________________

*   As amended and restated.

     Ninth. The affirmative vote of at least a majority of the members of the
     -----
Board of Directors of the Corporation, at a meeting duly called and held and the affirmative vote of shareholders entitled to cast at least two-thirds (2/3) of the votes which all shareholders are entitled to cast, shall be required to approve any of the following:


          (a) any merger or consolidation of the Corporation with or into any other corporation;

          (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

          (c) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity;

          (d)   any voluntary liquidation and/or dissolution of the Corporation;

          (e) any transaction similar to, or having similar effect as, any of the foregoing transactions; or

          (f)   any amendment of this Article Ninth.

     The Board of Directors of the Corporation shall have the power and duty to determine, for purposes of this Article Ninth, on the basis of information known to the Board, if any transaction is similar to, or has an effect similar to, any of the transactions identified above in this Article Ninth. Any such determination shall be conclusive and binding for all purposes of this Article Ninth.

                                                                         ANNEX C

                  BYLAWS OF MAUCH CHUNK TRUST FINANCIAL CORP.

                                   ARTICLE I
                                   ---------

                           Meetings of Shareholders
                           ------------------------

Time and            Section 1. The annual meeting of the shareholders and the
Place of       election of Directors shall be held at such place within the
Meeting.       Commonwealth and at such time as the Board of Directors shall fix.

Special             Section 2. Special meetings of the shareholders may be
               called at any time by the President, the Board of Directors, or at the request of holders of not less than one-fifth of all shares entitled to vote at the particular meeting.

Notice of           Section 3. A written or printed notice of the time and place
Meetings.      of each meeting shall be given to every shareholder of record entitled to vote at the meeting at his address appearing on the books of the Corporation, at least five days before the date of the meeting, unless a greater period of notice is required by law or these Bylaws.

Deter-              Section 4. The Board of Directors may fix a date for the
mination       determination of the shareholders entitled to receive notice of
of Share-      and to vote at any meeting or to receive any dividend,
holders of     distribution or allotment of rights or a date for any change,
Record.        conversion or exchange of shares by fixing a record date not more than sixty days prior thereto.

Quorum.             Section 5. The presence, in person or by proxy, of the
               holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. If a meeting cannot be organized for lack of a quorum, those present may adjourn the meeting to such time and place as they may determine.

                    A quorum shall exist for any meeting of the shareholders if a majority of the outstanding shares entitled to vote are present in person or proxy at the commencement of the meeting, and the meeting shall continue despite the withdrawal of enough shareholders to leave less than a quorum.

                    In the case of a meeting for the election of Directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings shall constitute a quorum for the election of directors without regard to the other quorum requirements of this section, the Articles of Incorporation or the Bylaws.

Required            Section 6. A majority of the votes cast shall decide every
Vote. question or matter submitted to the shareholders at any meeting unless otherwise provided by law, the Articles of Incorporation or these Bylaws.

                    A shareholder may vote in person or by proxy duly authorized in writing in accordance with the law, and be entitled to one vote for each share standing in his name on the books of the Corporation. In each election of Directors a shareholder is entitled to vote his shares on a cumulative basis.

Judges              Section 7. The Board of Directors shall appoint three judges
of             of election, not candidates for office and who need not be
Election.      shareholders, to carry out such duties as provided in Section
               1765(a)(3) of the Pennsylvania BCL, 15 Pa. C.S.A. (S)1765(a)(3), at any meeting or any adjournment thereof. After a meeting the judges shall make a report in writing of any question or matter determined by them and execute a certificate of any fact found by them which the Secretary shall cause to be recorded in the minutes of the meeting. If any judge of election shall not be present at a meeting the vacancy shall be filled by the chairman of the meeting.

Business to         Section 8. Except as otherwise provided by law or in these
be             Bylaws, or except as permitted by the presiding officer of the
Conducted.     meeting in the exercise of such officer's sole discretion in any specific instance, the business which shall be voted upon or discussed at any annual or special meeting of the shareholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation,
               (ii) be brought before the meeting at the direction of the Board of Directors, (iii) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, (iv) in the case of a special shareholders' meeting called by a shareholder or shareholders in accordance with law or these Bylaws, have been specified in the written notice of such meeting (or any supplement thereto), or (v) in the case of an annual meeting of shareholders have been specified in a written notice given to the Corporation by or on behalf of any shareholder who shall continue to be entitled to vote thereat
               (the "Shareholder Notice"), in accordance with all of the requirements set forth below.

                    Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the President no less than 15 days prior to the announced date of such annual meeting. Each such Shareholder Notice must set forth (A) the name and address of the shareholder who intends to bring the business before the annual meeting ("Proposing Shareholder"); (B) the name and address of the beneficial owner, if different than the Proposing Shareholder, of any of the shares owned of record by the Proposing Shareholder ("Beneficial Owner"); (C) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder and/or any Beneficial Owner may have in the business which the Proposing Shareholder seeks to bring before the meeting; (D) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Corporation adopt; and (E) a representation that the Proposing Shareholder is at the time of giving the Shareholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the Shareholder Notice before the meeting. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.



                                   ARTICLE II
                                   ----------

                               Board of Directors
                               ------------------

Number              Section 1. The business of the Corporation shall be managed
and            by a Board of Directors not less than five (5) nor more than
Tenure         twelve (12) in number who shall hold office until their
of Office.     successors are duly elected and qualified. The number to serve on the Board shall be determined at the annual meeting of shareholders. There are now, and there shall remain three (3)
               Classes of Directors and each class shall be as nearly equal in number as possible, the initial term of the first class ("Class
               I") to expire at the 2002 annual meeting of Shareholders, the initial term of the second class ("Class II") to expire at the 2003 annual meeting of Shareholders, and the initial term of office of the third class ("Class III") to expire at the 2004 annual meeting of shareholders. At each annual meeting of the shareholders held, the number of Directors of the Class whose terms are to expire shall be elected to serve for a period of three (3) years. The number of Directors may be increased or diminished by the shareholders at any regular meeting, or at any special meeting called for that purpose.

                    Between annual meetings of the shareholders, the Board of
               Directors, by a vote of a majority of the full Board, may increase the membership of the Board, within the maximum above prescribed, by not more than two members and, by like vote, appoint shareholders to fill the vacancies created thereby. A Director need not be a shareholder of the Corporation.

Shareholder         Section 2. Any shareholder who intends to nominate or cause
Nominations.   to have nominated any candidate for election to the Board of
               Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the President of the Corporation in writing not less than fifteen (15) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the information required to be contained in a "Shareholder Notice" under Article I, Section 8 of these Bylaws, except that in satisfaction of the information required under clause (D) of
               Article I, Section 8, the Shareholder Notice shall contain the following information: (A) the name and address of each proposed nominee; (B) the age of each proposed nominee; (C) the principal occupation of each proposed nominee; and (D) the number of shares of the Corporation owned by each proposed nominee. Any nomination for director not made in accordance with this Section shall be disregarded by the presiding officer of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for the nominee shall be counted.

Advisory or         Section 3. The Board of Directors may appoint each year such
Honorary        number of Advisory Directors and/or Directors of Emeritus as the
Directors.      Board of Directors may from time to time determine.

Vacancies.          Section 4. Any vacancy in the Board of Directors may be
                filled by appointment by the remaining members of the Board at any meeting of the Board of Directors, and each person so appointed shall serve only until the next meeting of shareholders at which Directors are elected.

Organi-             Section 5. A meeting for the purpose of organizing the new
zation          Board of Directors and electing and appointing officers of the
Meeting.        Corporation for the succeeding year shall be held on the first regularly scheduled meeting of the Board following the annual meeting of the shareholders.

Meetings.           Section 6. Regular meetings of the Board of Directors shall be held, without further call or notice, promptly following the annual meeting of the shareholders of the Corporation. At that meeting, the Directors will set the date, time and place of regular meetings throughout the year, which meetings will then be held without further notice.

                    Special meetings may be called by the President and shall be called at the request of any three Directors. Written or oral notice of the special meeting shall be given each member of the Board by the Secretary at least 24 hours before the date of such meeting.

Quorum.             Section 7. A majority of all the Directors in office shall constitute a quorum, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice.

                    A quorum shall exist for any meeting of the Board if a
                majority of the members of the Board are present in person at the commencement of the meeting.

Telephone           Section 8. One or more Director(s) may participate in a
Partici-        meeting of the Board of Directors by means of conference
pation.         telephone or similar communications equipment by means of which all persons participating in the meeting shall hear each other and all Directors participating shall be deemed to be present at the meeting.

Consent             Section 9. Any action which may be taken at a meeting of the
in lieu         Directors, or any Committee of the Board of Directors, may be
of              taken without a meeting if a consent or consensus in writing
Meeting.        setting forth the action shall be signed by all of the Directors and filed with the Secretary of the Corporation.

Fees.               Section 10. Each Director, Advisory Director or Director
                Emeritus, may receive a fee for attendance at meetings of the Board of Directors, or any committee, in such amount as the Board may from time to time determine.

Minutes.            Section 11. The Board of Directors and each Committee
in lieu         hereinafter provided for shall each keep minutes of its
of              meetings. Minutes of the Committees shall be submitted at the
Meeting.        next regular meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.



                                  ARTICLE III
                                  -----------

                                  Committees
                                  ----------

Committees.         Section 1. The Board of Directors may in its discretion
                appoint such Committees as may be deemed necessary by the Board or shareholders for the efficient operation of the Corporation. The Committees shall have and exercise all powers and authority granted by the Board of Directors and following each Committee meeting shall file with the Board of Directors the minutes of the Committee meeting as set forth in Article II, Section 11 above.

Special             Section 2. The Chairman of the Board and/or the Board of
Committees      Directors shall have the authority to appoint all Special
and             Committees and designate alternate members of all Committees to
Alternatives.   serve temporarily for members unable to attend any meeting of a standing Committee.


Telephone           Section 3. Directors may participate in meetings of the
Partici-        various committees of the Board of Directors by means of
pation.         conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and be deemed present at the meetings.

Director               Section 4. All directors shall be invited to attend and
Partici-          participate in committee meetings.
pation.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

Election               Section 1. The Board of Directors, at their annual
and               organization meeting, shall elect a President, a Secretary, a
Office.           Treasurer, and such Vice President(s) or other officers as they are deemed necessary. At its option, the Board of Directors may elect a Chairman of the Board.


President.             Section 2. The President shall be the Chief Executive
                  Officer of the Corporation and shall have supervision of the operations of the Corporation.

Secretary.             Section 3. The Secretary shall keep the minutes of the
                  meetings of the shareholders and of the Board of Directors. He shall have charge of the corporate records, papers, and the corporate seal of the Corporation. He shall give notice of all meetings of shareholders and of the Board of Directors.

Treasurer.             Section 4. The Treasurer shall be responsible for all
                  money, funds, securities, fidelity and indemnity bonds and other valuables belonging to the Corporation; shall cause to be kept proper records of the transactions of the Corporation; and shall report from time to time as determined by the Board of Directors or the President.

Vice                   Section 5. The Vice Presidents who are elected shall have
Presidents.       such duties and powers as may from time to time be assigned to them by the Board of Directors or the President in the absence of any assignment by the Board of Directors.

Assistant              Section 6. Each Assistant Officer shall assist in the
Officers.         performance of the duties of the officer to whom he is
                  assistant and shall perform all such duties as the Board of Directors, the President, or the officer to whom he is assistant, may from time to time assign to him.

                                   ARTICLE V
                                   ---------

                                  Emergencies
                                  -----------

                       Section 1. In the event of any emergency declared by
                  governmental authorities, the result of a regional or national disaster and of such severity as to prevent the normal conduct and management of the affairs of this Corporation by its Directors and Officers as contemplated by these Bylaws, any three available Directors shall constitute the Executive Committee to exercise the full authority of that Committee until such time as a duly elected Board of Directors can again assume full responsibility and control of the

                    Corporation.



                                  ARTICLE VI
                                  ----------

                                Indemnification
                                ---------------

Liability                Section 1. A Director of the Corporation shall not be
of Directors        personally liable for monetary damages for any action taken, or any failure to take any action unless the Director has breached or failed to perform the duties of his or her office under Sections 1712 and 1713 of the Pennsylvania
                    Business Corporation Law (15 Pa. C.S.A. 1712 & 1713), as it may be amended, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of a director under any criminal statute, or (ii) the liability of a director for the payment of taxes according to local, state or federal law. Any repeal, modification or adoption of any provisions inconsistent with Article VII, Section 1 of these bylaws shall be prospective only, and neither the repeal or modification of this bylaw nor the adoption of any provision inconsistent with this bylaw shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of the repeal or modification or the adoption of the inconsistent provision.

                         Accordingly, the Corporation shall indemnify and hold
                    harmless a Director to the full extent not prohibited by law.

Permissive               Section 2. The Corporation shall have the power, to the
Indemnifi-          full extent not prohibited by law, to indemnify and hold
cation              harmless each person who was or is made a party or is
of officers         threatened to be made a party to or is otherwise involved in
or other            any proceeding, whether civil, criminal, administrative or
Represen-           investigative and whether or not by or in the right of the
tatives.            Corporation or otherwise (hereinafter, a proceeding), by
                    reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was an officer or other representative of the Corporation or is or was serving at the request of the Corporation as an officer, director, trustee or other representative of another corporation or of a partnership, joint venture, trust or other enterprise including without limitation service with respect to employee benefit plans, or where the basis of the proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as an officer or other representative of the Corporation, or in any other capacity on behalf of the Corporation while that person is or was serving as an officer or other representative of the Corporation, against any or all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement
                    (whether with or without court approval), actually incurred or paid by such person in connection with the proceeding.

                         (b) Notwithstanding the foregoing, to the extent that
                    an officer or other representative of the Corporation has been successful on the merits or otherwise in defense of any proceeding, the Corporation shall indemnify that person against expenses, including but not limited to attorneys' fees, actually and reasonably incurred by that person in connection with the proceeding.

                         (c) Notwithstanding the foregoing, the Corporation may
                    indemnify any such person seeking indemnification in connection with a proceeding (or part of it) initiated by that person only if the proceeding (or part of it) was authorized by the board of directors of the Corporation.

                         (d) Expenses incurred by an officer or other
                    representative of the Corporation in defending any proceeding may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt from or on behalf of the party or parties of an undertaking to repay such expenses if and to the extent it shall ultimately be determined that they are not entitled to be indemnified by the Corporation and upon receipt by the Corporation of a request for indemnification stating in reasonable detail the expenses incurred.

                         (e) Any right to indemnification and advancement of
                    expenses provided in these bylaws or conferred under the power granted herein shall continue for a person who has ceased to be an officer or other representative of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of that person.

                         (f) Except in instances where the officer or other
                    representative of the Corporation has been successful on the merits or otherwise, the indemnification and/or advancement or expenses provided for in Section 2(a) through (e) above shall be made by the Corporation only as authorized in the specific case upon a determination that the officer or other representative of the Corporation should be indemnified and/or expenses should be advanced because he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Such determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (2) if such quorum is not obtainable or if the board directs it, by independent legal counsel. In no event, however, shall any payment be made where indemnification is not permitted by law.

Non-                     Section 3. The right to indemnification and the payment
Exclusivity         of expenses incurred in defending a proceeding in advance of
of                  a final disposition conferred in Article VI, Section 2 shall
Rights.             not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office. The
                    Corporation shall have the express authority to enter into such agreements or arrangements as the board of directors deems appropriate for the indemnification of an advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which the person is serving at the request of the Corporation.

Funding.                 Section 4. The Corporation may create a fund of any
                    nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this
                    Article VI or otherwise.

Insurance.               Section 5. The Corporation may purchase and maintain
                    insurance on behalf of any person who is or was a director or officer or representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against that person and incurred by that person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify that person against such liability under the laws of this or any other state.

Modifi-                  Section 6. Neither the modification, amendment,
cation              alteration or repeal of this Article VI or any of its
or                  provisions nor the adoption of any provision inconsistent
Repeal.             with this Article VI or any of its provisions shall
                    adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of the modification, amendment, alteration or repeal or the adoption of the inconsistent provisions.

                                  ARTICLE VII
                                  -----------

                            Special Consideration by
                            ------------------------
                                   Directors
                                   ---------

                         Section 1. The directors of this Corporation shall
                    consider all factors they deem relevant in evaluating any proposed tender offer or exchange offer for the Corporation's stock, any proposed merger or consolidation of the Corporation with or into another entity and any proposal to purchase or otherwise acquire all or substantially all the assets of the Corporation. The directors shall evaluate whether the proposal is in the best interests of the Corporation by considering the best interest of the shareholders and other factors the directors determine to be relevant, including the social, legal and economic effects on employees, customers, depositors, and communities served by the Corporation. The directors shall evaluate the consideration being offered to the shareholders in relation to the current market value of the Corporation, the current market value of the stock of the Corporation in a freely negotiated transaction, and the directors' estimate of the future value of stock of the Corporation as an independent entity.



                                  ARTICLE VIII
                                  ------------

                                Interpretations
                                ---------------

                         Section 1. In these Bylaws as herein written, and where
                    applicable, the singular shall mean and include the plural, and the plural the singular; the masculine the feminine gender and the feminine the masculine gender.



                                   ARTICLE IX
                                   ----------

                                   Amendments
                                   ----------

                         Section 1. These Bylaws may be altered, amended, added
                    to or repealed by a vote of a majority of the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, except they shall not make or alter any bylaws fixing their qualifications, classification or term of office. Such action by the Board of Directors is subject, however, to the general right of the shareholders to change such action.

                                                                         ANNEX D

                      PENNSYLVANIA BANKING CODE OF 1965,
                                  AS AMENDED,

                            EXCERPT FROM CHAPTER 12

Section 1222.  Rights of Dissenting Shareholders.

     If a shareholder of an institution shall object to a proposed plan of action of the institution authorized under a section of this act and such section provides that the shareholder shall be entitled to rights and remedies of a dissenting shareholder, the rights and remedies of such shareholder shall be governed by the provisions of the Business Corporation Law applicable to dissenting shareholders and shall be subject to the limitations on such rights and remedies under those provisions. Shares acquired by an institution as a result of the exercise of such rights by a dissenting shareholder may be held and disposed of as treasury shares, or, in the case of a merger or consolidation, as otherwise provided in the plan of merger or consolidation.



                            EXCERPT FROM CHAPTER 16

Section 1607.  Rights of Dissenting Shareholders.

     (a) A shareholder of an institution which is a party to a plan in which the proposed merger or consolidation will result in an institution subject to this act who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder provided under, and subject to compliance with, the provisions of section 1222 of this act.



              THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988,
                                  AS AMENDED,

                          EXCEPT FROM SUBCHAPTER 19C

Section 1930.  Dissenters Rights.

     (a) General Rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also Section 1906(c) (relating to dissenters rights upon special treatment).

                 SUBCHAPTER 15D (15 Pa. C.S. (S)(S)1571-1580),
                                  AS AMENDED,
                        RELATING TO DISSENTERS' RIGHTS

     Section 1571.  Application and Effect of Subchapter

     (a) General rule.--Except as otherwise provided in subsection (b) any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

          Section 1906(c) (relating to dissenters rights upon special treatment).

          Section 1930 (relating to dissenters rights).

          Section 1931(d) (relating to dissenters rights in share exchanges).

          Section 1932(c) (relating to dissenters rights in asset transfers).

          Section 1952(d) (relating to dissenters rights in division).

          Section 1962(c) (relating to dissenters rights in conversion).

          Section 2104(b) (relating to procedure).

          Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

          Section 2325(b) (relating to minimum vote requirement).

          Section 2704(c) (relating to dissenters rights upon election).

          Section 2705(d) (relating to dissenters rights upon renewal of election).

          Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

          Section 7104(b)(3) (relating to procedure).

     (b)  Exceptions.--

               (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                    (i)  listed on a national securities exchange; or

                    (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                    (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                    (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                    (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

         (2)  a copy of this subchapter.

     (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572.  Definitions.

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

Section 1573.  Record and Beneficial Holders and Owners.

     (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574.  Notice of Intention to Dissent.

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575.  Notice to Demand Payment.

     (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

         (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

         (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

         (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

         (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576.  Failure to Comply with Notice to Demand Payment, Etc.

     (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholders.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577.  Release of Restrictions or Payment for Shares.

     (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

         (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

         (2) A statement of the corporation's estimate of the fair value of the shares.

         (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

Section 1578.  Estimate by Dissenter of Fair Value of Shares.

     (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579.  Valuation Proceedings Generally.

     (a) General rule.--Within 60 days after the latest of:

         (1) effectuation of the proposed corporate action;

         (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

         (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file applications.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580.  Costs and Expenses of Valuation Proceedings.

     (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Section 1741-1850 of the BCL.

     The By-laws of Mauch Chunk Trust Financial Corp. ("the "Company") provide for indemnification of directors and officers to the extent provided in the BCL. In accordance with Section 1713 of the BCL, the By-laws of the Company also include a provision that the directors of the Company shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless: (1) the director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Pursuant to Section 1713 of the BCL, this limitation of personal liability does not apply to (i) the responsibility or liability of a director pursuant to any criminal statute or
(ii) the liability of a director for the payment of taxes pursuant to federal, state or local law.

     The Company maintains directors and officers liability insurance providing insurance under certain circumstances for directors and certain officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
          ------------------------------------------

(a)  Exhibits
-------------

Exhibit Number
--------------

      2 Plan of Reorganization and Merger dated as of May 17, 2000, among Mauch Chunk Trust Financial Corp., Mauch Chunk Trust Company and Mauch Chunk Interim Trust Company, is attached as Annex A to the Proxy Statement/Prospectus.

     3.1 Articles of Incorporation of Mauch Chunk Trust Financial Corp., as amended and restated, are attached as Annex B to the Proxy Statement/Prospectus.

     3.2 Bylaws of Mauch Chunk Trust Financial Corp. are attached as Annex C to the Proxy Statement/Prospectus.

      5        Opinion of Rhoads & Sinon LLP re:  legality of securities.

      8        Opinion of Rhoads & Sinon LLP re:  Tax Matters.

     23(a)     Consent of Rhoads & Sinon LLP (incorporated in Exhibit 5 above).

     24 Power of Attorney of Directors and Officers of Mauch Chunk Trust Financial Corp. (included on signature page to this Registration Statement).

     99.1      Form of Mauch Chunk Trust Company Proxy Card.

     99.2 Forms of Notice and Voting Instruction Card for Participants in the Mauch Chunk Trust Company Employee Stock Ownership Plan.

ITEM 22.  UNDERTAKINGS.
          ------------

Item 22(a).  Undertakings furnished pursuant to Item 512 of Regulation S-K:

     (a)     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Proxy Statement/Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss.230.415 of this chapter), will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 22(b).

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/ Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Item 22(c).

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Jim Thorpe, Commonwealth of Pennsylvania, on July 5, 2001.

                                        MAUCH CHUNK TRUST FINANCIAL
                                        CORP.


                                        By: /s/ Patrick H. Reilly
                                           --------------------------------
                                                Patrick H. Reilly, President
                                                and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick H. Reilly and Dean H. Dusinberre, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures                         Title                                   Date
----------                         -----                                   ----
/s/ Patrick H. Reilly              President and Chief Executive           July 5, 2001
------------------------------
Patrick H. Reilly                  Officer and Director (also principal
                                   financial and accounting officer)

/s/ Charles E. Wildoner            Chairman of the Board                   July 5, 2001
------------------------------
Charles E. Wildoner

/s/ Harold A. Queen                Vice Chairman and Director              July 5, 2001
------------------------------
Harold A. Queen

______________________________     Secretary/Treasurer and Director
Edward J. McElmoyle

/s/ Dean E. Beers                  Director                                July 5, 2001
------------------------------
Dean E. Beers

______________________________     Director
Roger N. Nanovic, II

/s/ Cathryn Porambo                Director                                July 5, 2001
------------------------------
Cathryn Porambo

/s/ William R. Reabold, Jr.        Director                                July 5, 2001
------------------------------
William R. Reabold, Jr.

/s/ James E. Smith, Jr.            Director                                July 5, 2001
------------------------------
James E. Smith, Jr.

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number
--------------

     2 Plan of Reorganization and Merger dated as of May 17, 2000, among Mauch Chunk Trust Financial Corp., Mauch Chunk Trust Company and Mauch Chunk Interim Trust Company, is attached as Annex A to the Proxy Statement/Prospectus.

     3.1 Articles of Incorporation of Mauch Chunk Trust Financial Corp., as amended and restated, are attached as Annex B to the Proxy Statement/Prospectus.

     3.2 Bylaws of Mauch Chunk Trust Financial Corp. are attached as Annex C to the Proxy Statement/Prospectus.

     5         Opinion of Rhoads & Sinon LLP re:  legality of securities.

     8         Opinion of Rhoads & Sinon LLP re:  Tax Matters.

     23(a)     Consent of Rhoads & Sinon LLP (incorporated in Exhibit 5 above).

     24 Power of Attorney of Directors and Officers of Mauch Chunk Trust Financial Corp. (included on signature page to this Registration Statement).

     99.1      Form of Mauch Chunk Trust Company Proxy Card.

     99.2 Forms of Notice and Voting Instructions Card for Participants in the Mauch Chunk Trust Company Employee Stock Ownership Plan.